Exhibit 10.01

STOCK PURCHASE AND SALE AGREEMENT

THIS STOCK PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of this 6th day of October, 2006, by and between Brooke Corporation, a Kansas corporation (“Buyer”), and First American Capital Corporation, a Kansas corporation (“Seller”). Buyer and Seller are referred to collectively herein as the “Parties,” and each individually as a “Party.”

WHEREAS, pursuant to the terms and conditions set forth below, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain shares of common stock, par value $0.10 per share, of Seller (“common stock”) referred to herein as the Initial Shares (as defined below) and a warrant for the purchase of common stock referred to herein as the Warrant (as defined below) in exchange for payment of the consideration described in Section 1.2; and

WHEREAS, Buyer and Seller desire to enter into certain other agreements, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises made herein, and in consideration of the representations, warranties, and covenants contained herein, the Parties agree as follows:

Section 1. Purchase and Sale of the Stock.

1.1. Purchase and Sale of Stock and Issuance of Warrant.

(a) Subject to the terms and conditions of this Agreement, at the Closing (as defined below), Buyer shall purchase from Seller, and Seller shall sell to Buyer, three million seven hundred forty-two thousand nine hundred forty-three (3,742,943) shares of common stock of Seller (the “Initial Shares”) equivalent to forty-six and seventy-nine one hundredths percent (46.79%) of the outstanding shares of the common stock of Seller issued immediately thereafter on a fully diluted basis, in exchange for the First Payment (as defined below), and delivery of the Brokerage Agreement (as defined below).

(b) Subject to the terms and conditions contained of this Agreement, at the Closing, Seller shall deliver to Buyer a warrant in the form attached hereto as Exhibit A (the “Warrant”) to purchase an additional one million six hundred forty-three thousand four hundred sixty (1,643,460) shares of common stock of Seller (the “Warrant Shares”) upon payment of an exercise price by Buyer to Seller of Four Hundred Forty-Seven Thousand Eight Hundred Eighteen Dollars ($447,818) (the “Second Payment”), which Warrant Shares, in combination with the Initial Shares, will be equivalent to fifty-five percent (55%) of the outstanding shares of common stock of Seller then issued on a fully diluted basis.

1.2. Consideration. Subject to the terms and conditions of this Agreement, and in consideration for the issuance of the Initial Shares and the Warrant, at the Closing:

(a) Buyer shall pay to Seller an aggregate amount equal to Two Million Five Hundred Fifty-Two Thousand One Hundred Eighty-Two Dollars ($2,552,182) (the “First Payment”) by wire transfer of immediately available funds to the bank account designated by Seller not later than two (2) Business Days (as defined below) prior to the Closing Date (the “Seller Account”); and

(b) Buyer shall cause its indirect wholly-owned subsidiary, CJD & Associates, L.L.C. (“CJD”) to execute and deliver to First Life Brokerage, Inc., a wholly-owned subsidiary of Seller (“FLB”), the Brokerage Agreement between CJD and FLB in the form attached hereto as Exhibit B (the “Brokerage Agreement”); and

(c) Buyer shall execute and deliver to Seller that certain Servicing Agreement attached hereto as Exhibit C (the “Servicing Agreement”).

1.3. Information Statement; Special Meeting; Amendments; Exercise of Warrant; Director Resignations and Replacements.

(a) To enable the Warrant to be exercised and facilitate the Listing (as defined below), as soon as practicable after the signing of this Agreement, Seller shall file with the Securities and Exchange Commission (“SEC”) an information statement (the “Information Statement”) and notice of special meeting (together with the Information Statement, the “Special Meeting Materials”), in preliminary form, regarding a special meeting of stockholders (“Special Meeting”) to be convened for purposes of approving (x) amendments to the Articles of Incorporation of Seller in the form attached hereto as Exhibit D (the “Amendments”), which will (i) increase the number of shares of authorized common stock to 25,000,000, (ii) increase the number of shares of authorized preferred stock to 1,550,000, and (iii) reduce the par value of each share of common stock from $0.10 to $0.01, and (y) a reverse stock split of the common stock whereby every three (3) shares of common stock outstanding will be reverse split into one (1) share and fractional shares will be cashed out at the equivalent of $1.72 per whole share, payable in cash, effective after the exercise of the Warrant (the approvals of the Amendments and the reverse stock split shall be referred to collectively herein as the “Approvals”). Seller shall use its reasonable efforts to cause the Special Meeting Materials (i) to be approved by the SEC and to file the Special Meeting Materials in definitive form as soon as practicable following the expiration of the ten (10) calendar day period following the filing of the preliminary Special Meeting Materials and (ii) to be mailed to stockholders in definitive form as soon as practicable after the definitive Special Meeting Materials are filed with the SEC. The date of the Special Meeting shall be scheduled for a day following the Closing selected by mutual agreement of Buyer and Seller.

(b) At the Special Meeting, Buyer shall vote the Initial Shares in favor of the Approvals. At the Closing, Buyer shall execute and deliver to Seller an irrevocable proxy, coupled with an interest, to Harland Priddle or his designee, in the form attached hereto as Exhibit E (the “Buyer Proxy”), with full right of substitution, to vote the Initial Shares in favor of the Approvals in the event that Buyer breaches its covenant in the prior sentence. Contemporaneously with the signing of this Agreement, members of the Board of Directors of Seller (“Directors”) who then hold or control shares of common stock (the “Director

Shares”), shall execute and deliver to Buyer’s designee an irrevocable proxy in the form attached hereto as Exhibit F (“Director Proxy”) to vote all Director Shares in favor of the Approvals. Neither the Buyer nor any Director who has executed the Director Proxy shall sell, transfer, pledge, hypothecate or otherwise dispose or alienate his or her beneficial, record, dispositive or voting interest in the Initial Shares or the Director Shares respectively prior to the shareholder approval of the Approvals. If the Closing has not occurred by the date set for the Special Meeting in the Special Meeting Materials and if Seller has not terminated this Agreement as a result, then the Buyer and Seller shall cause the Special Meeting to be adjourned until a date selected by their mutual agreement after the new date projected for the Closing. If such date is more than thirty days after the original date set for the Special Meeting in the Special Meeting Materials, then Seller shall send out new Special Meeting Materials as soon as practicable for the new date for the Special Meeting.

(c) Once the Approvals are approved by stockholders, Seller shall promptly take such actions (including filings with the Secretary of State of Kansas) as are necessary to make the Amendments effective. As soon as practicable after effectiveness of the Amendments, Buyer shall exercise the Warrant and Seller shall issue the Warrant Shares to Buyer.

(d) At the Closing, all members of the Board of Directors of Seller (except those as may be specifically and expressly designated by Buyer prior to Closing) shall submit signed but undated resignations from the Board of Directors of Seller (the “Director Resignations”). Upon exercise of the Warrant by Buyer, and except to the extent Buyer may otherwise direct Seller, in writing, all such Director Resignations shall be accepted and dated such date of exercise and such directors shall be deemed to, and be, resigned from the Board of Directors of Seller. The members of the Board of Directors who do not resign at such time shall each vote in favor of those directors nominated by Buyer to fill the director vacancies on the Board of Directors.

1.4. Independent Directors and Approval of Certain Transactions. Until the earlier of the date of listing of the common stock of Seller on an exchange pursuant to Section 1.5 below or the date that is three (3) years after the date on which the Warrant is exercised, Buyer shall cause (i) at least three (3) members of the Board of Directors of Seller (the “Independent Directors”) to be “independent” (as that term is defined in the stock exchange listing rules) to be elected as members of the Board of Directors of Seller; (ii) the Independent Directors to be appointed as the sole members of an Independent Directors Committee of the Board of Directors of Seller (the “Committee”) and to be granted the authority and power set forth in the Charter of the Independent Directors Committee in the form attached hereto as Exhibit G hereto (the “Charter”), and (iii) the Charter to be in full force and effect as the document that governs the activities of the Committee. Buyer shall cause Seller, for not less than five (5) years after the Closing, to continue to provide at Seller’s expense directors’ and officers’ liability insurance coverage covering the acts and omissions of those officers and directors of Seller at the time of the Closing who were officers and directors of Seller prior to the Closing and the Independent Directors at coverage levels at least equal to those in place under Seller’s directors’ and officers’ liability insurance policy immediately prior to the Closing.

1.5. Listing; Tender Offer. As soon as is reasonably practicable after the exercise of the Warrant, Seller shall, and Buyer shall use its reasonable best efforts to cause Seller to, obtain a listing of the outstanding shares of common stock for trading on the American Stock Exchange or the Nasdaq Capital Market, provided that such shares are eligible to be so listed (the “Listing”). Seller and Buyer shall use commercially reasonable efforts to cause such shares to be eligible for such Listing. Within three (3) months after the Closing, Seller shall, and Buyer shall use its reasonable best efforts to cause Seller to, commence a modified “Dutch auction” style tender offer for outstanding shares of common stock on substantially the terms provided in Exhibit H attached hereto (the “Dutch Auction Tender Offer”), in conformity with all applicable laws, including, but not limited, to the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant thereto. Any terms or conditions relating to the Dutch Auction Tender Offer which are not specified by or consistent with Exhibit H shall be approved by a majority of the members of the Committee. The Dutch Auction Tender Offer shall be consummated within thirty (30) days after the commencement thereof or longer if an extension of time is requested by Buyer and is approved by the Committee. Pursuant to the Dutch Auction Tender Offer, Seller shall repurchase any shares of the common stock that its holders (other than Buyer) tender to Seller at a price determined as set forth in Exhibit H until a maximum aggregate of at least Five Hundred Thousand Dollars ($500,000) has been paid by Seller for such repurchases (less the amount that legal fees reasonably incurred by Seller directly in connection with the Dutch Auction Tender Offer exceed Fifty Thousand Dollars ($50,000)).

1.6. Contribution of Business Profits. At the Closing, Buyer and Seller shall cause the Brokerage Agreement to be executed and delivered by all parties thereto. Buyer agrees that, if Pretax Profits (as defined below) are not realized by FLB according to the following schedule: (i) at least One Million Five Hundred Thousand Dollars ($1,500,000) during the twelve-months ended September 30, 2007, (ii) at least Two Million Dollars ($2,000,000) during the twelve-months ended September 30, 2008, and (iii) at least Two Million Five Hundred Thousand Dollars ($2,500,000) during the twelve-months ended September 30, 2009, Buyer will contribute to Seller, as additional consideration for the issuance of the Initial Shares and the Warrant Shares (the “Additional Contributions”), an amount equal to One Dollar ($1) for each One Dollar ($1) of Pretax Profits that are not realized in accordance with such schedule with respect to each such specified time period. The Additional Contributions shall be determined by the separate review of the financial statements for FLB as a part of the review by an independent accountant of the consolidated financial statements of Seller for the relevant period. Buyer shall pay to Seller each of the Additional Contributions by wire transfer of immediately available funds to an account designated by Seller within thirty (30) days after the completion of the review of the consolidated financial statements of Seller for each of the specified time periods. “Pretax Profits” shall mean income before income tax expense determined in accordance with generally accepted accounting principles.

1.7. Minimum Capitalization of Seller. Seller shall, and Buyer shall use its reasonable best efforts to cause Seller to, have capital and surplus reasonably sufficient to fund the projected capital needs of the parent company operations of Seller at all times within the first three (3) years after the Closing. Such projected capital needs shall be as initially described in the capital plan attached hereto as Exhibit I, and Seller may, with the consent of Buyer and the Committee if such Committee is then in existence, make such reasonable adjustments to such plan as are reasonably necessary from time to time during such three-year period. Any amounts provided by Seller pursuant to this Section 1.7 shall either be (i) in the form of long-term debt at prevailing market interest rates and terms or (ii) in the form of a purchase of common stock of Seller at fair market value (as determined by then-current stock exchange trading information or, if the common stock is not then trading on an exchange, based upon the book value of Seller). Reasonably sufficient surplus shall mean that Seller has sufficient cash on hand to pay twelve months of projected operating expenses based on the most recent twelve months of actual operating expenses of Seller net of any projected cash transferred to Seller from Subsidiaries (as described below). For projection purposes, operating expenses shall include directors’ and officers’ liability insurance premiums, shared services fees paid under the Servicing Agreement, audit fees, legal fees, internal audit consultant fees, tax return preparation fees, and expenses paid by Seller on behalf of Subsidiaries (as defined below) for which it receives reimbursement from Subsidiaries and specifically excludes legal settlements, capital contributions to subsidiaries, acquisitions, and other extraordinary expenses not incurred in the normal course of business. In no event shall the projected capital needs of the parent company operations of Seller for which Buyer may be obligated hereunder include the amount of cash that can be transferred to Seller from Subsidiaries as dividends, management fees, tax payments or unsecured credit or other lawful means.

All amounts of the First Payment, the Second Payment, any Additional Contribution, Business Profits, or other assets of Seller or its Subsidiaries not necessary to satisfy the obligation of Buyer set forth above may be contributed to the Subsidiaries as additional capital at the discretion of the Board of Directors of Seller, subject to the obligations of Seller pursuant to Section 1.5.

1.8. Transfer Restrictions. Until the date that is three (3) years after the Closing:

(a) Buyer shall not sell any shares of common stock (other than in a transaction that has been submitted to and approved by a majority of the stockholders of Seller other than the Buyer and its affiliates) if, as a result, Buyer would hold less than a majority of the then-outstanding shares of common stock, unless Buyer first gives written notice to all members of the Committee describing in detail the terms of such transaction (the “Notice”). If a majority of the members of the Committee determine that it is in the best interest of the stockholders of the Company other than Buyer for such stockholders to have an opportunity to participate in such transaction and delivers a written notice to that effect to Seller within ten (10) days after delivery of the Notice, then Buyer shall not sell such shares of common stock unless the purchaser thereof as described in the Notice offers to purchase from the other holders of the common stock the same percentage of their shares as it is offering to purchase from Buyer (or such pro-rata portion of shares of Buyer and such other holders as such purchaser’s initially offered purchase price to Buyer would purchase) on the same terms as it is offering to Buyer.

(b) Buyer shall not cause Seller to file a registration statement under the Securities Act of 1933, as amended, covering resales of any shares of common stock held by Buyer or its affiliates in an underwritten secondary offering of those shares unless it offers to include in such registration statement a proportionate amount of shares of the common stock of other stockholders of Seller in any such offering.

1.9. Waiver of Provisions and Termination of Stock Repurchase Agreement and Related Warrants. Seller hereby waives application to the execution, delivery and performance of this Agreement of any of the restrictive covenants made by Buyer in Article III of that certain Stock Repurchase Agreement dated March 2, 2005, between Buyer and Seller (“Stock Repurchase Agreement”). Effective as of the Closing, all covenants contained in said Article III of the Stock Repurchase Agreement shall be terminated and of no further force or effect and the warrants dated March 2, 2005 for purchase of up to 150,000 shares of common stock issued by Seller to Buyer pursuant to that Stock Repurchase Agreement (“2005 Warrants”) shall be deemed to be cancelled and of no further force or effect. Buyer shall not exercise the 2005 Warrants prior to the Closing.

1.10. Deliveries at Closing. At the Closing:

(a) Seller shall deliver to Buyer stock certificates, signed and in proper form, representing the Initial Shares;

(b) Buyer shall deliver to Seller the First Payment;

(c) Seller shall execute and deliver to Buyer the Warrant;

(d) Buyer shall have caused CJD to execute and deliver, and Seller shall have caused FLB to execute and deliver, the Brokerage Agreement;

(e) Buyer and Seller shall execute and deliver the Servicing Agreement;

(f) The Directors shall execute and deliver to Buyer the Director Resignations;

(g) Buyer shall execute and deliver to Seller the Buyer Proxy;

(h) Seller and Michael Hess shall have executed and delivered that certain Employment Agreement, in the form attached hereto as Exhibit J (the “Hess Employment Agreement”);

(i) Seller and John Van Engelen shall have executed and delivered that certain Employment Agreement, in the form attached hereto as Exhibit K (the “Van Engelen Employment Agreement”);

(j) The Board of Directors of Seller shall have adopted the Charter;

(k) Seller shall execute and deliver to Buyer the various certificates, instruments, and documents referred to in Section 6.1 below;

(l) Seller’s legal counsel, Sonnenschein Nath & Rosenthal LLP, shall execute and deliver its legal opinion substantially in the form attached hereto as Exhibit L;

(m) Buyer’s legal counsel, Bryan Cave LLP, shall execute and deliver its legal opinion substantially in the form attached hereto as Exhibit M;

(n) Buyer shall execute and deliver to Seller the various certificates, instruments, and documents referred to in Section 6.2 below.

1.11. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Sonnenschein Nath & Rosenthal LLP, 4520 Main Street, Suite 1100, Kansas City, Missouri, or at such other place as the Parties may mutually agree, commencing at 9:00 a.m. Central Time on the second (2nd) Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or on such other date as Buyer and Seller may mutually determine in writing (the “Closing Date”).

Section 2. Representations and Warranties of Seller. Seller represents and warrants to Buyer that the statements contained in this Section 2 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2) with respect to itself, except as set forth in the disclosure schedule attached hereto as Exhibit N (the “Disclosure Schedule”).

2.1. Organization, Qualification, and Corporate Power. Seller and each of its Subsidiaries is a corporation duly organized, validly existing, and in good standing as a corporation under the laws of the State of Kansas. Seller and each of its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Seller and each of its Subsidiaries has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Section 2.1 of the Disclosure Schedule lists the jurisdictions in which the Seller and each of its Subsidiaries is qualified to do business as a foreign corporation.

2.2. Authorization; Enforceability. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement, all other agreements contemplated hereby and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of Seller. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its respective terms and conditions. Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Seller.

2.3. Capitalization. The authorized capital stock of Seller consists of Eight Million (8,000,000) shares of common stock, of which Four Million Two Hundred Fifty-Seven Thousand Fifty-Seven (4,257,057) are currently issued and outstanding and Five Hundred Fifty Thousand (550,000) shares of preferred stock, none of which are currently issued and outstanding. All of the issued and outstanding capital stock of Seller has been duly authorized, validly issued, fully paid, and non-assessable. Except for the 2005 Warrants, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Seller to issue, sell, or otherwise cause to become outstanding any capital stock or any other equity ownership (collectively, “Options”). There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to an economic interest in Seller or Seller’s capital stock. None of the issued and outstanding capital stock of the Seller is subject to preemptive rights, cumulative voting rights or rights of first refusal created by statute, the charter, bylaws or other organizational documents of the Seller or any agreement to which the Seller is a party or is bound, and all issued and outstanding capital stock of the Seller have been offered, issued and sold by Seller in compliance with all applicable securities laws. The Seller has no obligation or right (contingent or otherwise) to purchase, redeem, or otherwise acquire any capital stock of the Seller or to pay any dividend or any distribution in respect thereof. Except for the Stock Repurchase Agreement, there are not any stockholders’ agreements, stock transfer restriction agreements, voting trusts and other agreements or understandings among any Persons and/or the Seller regarding the capital stock of the Seller, voting, purchase rights or sales restrictions relating thereto and/or the governance of the Company. Except for the Subsidiaries, the Company does not own any equity or other securities in any Person nor does it hold any options or other rights to acquire any of same.

2.4. Non-contravention. To the Knowledge (as defined below) of Seller, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the charter or bylaws of Seller or any of its Subsidiaries; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). To the Knowledge of Seller, Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

2.5. Subsidiaries. Each of Seller’s Subsidiaries is listed on Section 2.5 of the Disclosure Schedule. All of the issued and outstanding capital stock of the Subsidiaries has been duly authorized and is validly issued, fully paid, and non-assessable. Seller holds of record and owns beneficially all of the outstanding capital stock of the Subsidiaries. There are no outstanding or authorized Options with respect to any Subsidiary’s capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to an economic interest in any Subsidiary or any Subsidiary’s capital stock. None of the issued and outstanding capital stock of the Subsidiaries are subject to preemptive rights or rights of first refusal created by statute, the charter, bylaws or other organizational documents of the Subsidiaries or any agreement to which the Subsidiaries are a party or is bound, and all issued and outstanding capital stock of the Subsidiaries have been offered, issued and sold by each of the Subsidiaries in compliance with all applicable securities laws. The Seller and the Subsidiaries have no obligation or right (contingent or otherwise) to purchase, redeem, or otherwise acquire any capital stock of the Subsidiaries or to pay any dividend or any distribution in respect thereof. Except for the capital stock of the Subsidiaries, neither Seller nor the Subsidiaries own or has any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity, joint venture or other ownership interests in, any Person (as defined below).

2.6. Financial Statements. Attached to Section 2.6 of the Disclosure Schedules are the following financial statements: (i) audited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow of the Seller on a consolidated basis as of and for the fiscal years ended December 31, 2003, December 31, 2004, and December 31, 2005 (the “Annual Financial Statements”); (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow of the Seller on a consolidated basis as of and for the three months ended March 31, 2006 (the “First Quarter Financial Statements”); (iii) unaudited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow of the Seller on a consolidated basis (the “Most Recent Financial Statements”) as of and for the three months and six months ended June 30, 2006 (the “Most Recent Fiscal Month End”) and (iv) annual and quarterly financial statements of First Life America Corporation (“FLAC”) filed and prepared on a statutory accounting basis, as filed with the Kansas DOI for the fiscal years ended December 31, 2003, December 31, 2004, and December 31, 2005 and the quarterly periods ended March 31, 2006 and June 30, 2006 (the “Kansas DOI Financials”). The Annual Financial Statements, the First Quarter Financial Statements and the Most Recent Financial Statements (including the notes thereto) have been prepared in accordance with GAAP (as defined below) throughout the periods covered thereby and present fairly the financial condition of Seller as of such dates and the results of operations of Seller for such periods, are correct and complete, and are consistent with the books and records of Seller (which books and records are correct and complete); provided, however, that the First Quarter Financial Statements and the Most Recent Financial Statements are subject to normal year-end adjustments and, as permitted by SEC rules and regulations, lack footnotes and other presentation items. The Kansas DOI Financials are presented, in all material respects, in accordance with the statutory accounting principles prescribed or permitted by the Kansas DOI.

2.7. Undisclosed Liabilities. Seller and each of its Subsidiaries has no Liability (as defined below), and there is no Basis (as defined below) Known to Seller for, any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (as defined below) (rather than in any notes thereto) and (ii) Liabilities that have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (as defined below). To the Knowledge of Seller, Seller is not: (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge; or (ii) is not a party to any action, suit, arbitration, mediation, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or any arbitrator or mediator.

2.8. Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End, Seller and each of its Subsidiaries has conducted its businesses in the Ordinary Course of Business and there has not been any Material Adverse Change (as defined below).

2.9. Legal Compliance. To the Knowledge of Seller, Seller and each of its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, plans, injunctions,

judgments, orders, decrees, rulings, and charges thereunder) of Federal, state, local, and foreign governments (and any and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect and has been disclosed in writing to Buyer. Seller, Subsidiaries and each of their respective shareholders, directors, officers and employees required by law to do so has obtained and currently maintains in good standing all required licenses, permits, approvals, registrations and certifications from the Kansas Insurance Department and all other similar agencies in other states or jurisdictions by which they are required to be licensed (the “Licenses”). Section 2.9 of the Disclosure Schedule contains an accurate list of the Licenses, including the number of each License.

2.10. Tax Matters.

(a) All Income Tax Returns that Seller or any Subsidiary was required to file have been filed by Seller or the applicable Subsidiary on a consolidated basis, and Seller and the applicable Subsidiary has paid all Income Taxes (as defined below) shown thereon as owing;

(b) Seller has delivered to Buyer correct and complete copies of all Income Tax Returns filed, examination reports received, and statements of deficiencies assessed against or agreed to by Seller or any Subsidiary since December 31, 2003;

(c) Neither Seller nor any Subsidiary has waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency;

(d) Neither Seller nor any Subsidiary has received a notice of audit or assessment with respect to any Taxes as to which the audit has not been concluded or the assessment paid or abated; and

(e) Seller is not a party to any Income Tax allocation or sharing agreement.

2.11. Real Property. Section 2.11 of the Disclosure Schedule sets forth all real property owned in fee by Seller and each of its Subsidiaries (the “Owned Real Property”). Seller and each of its Subsidiaries owns and has good and marketable title to the Owned Real Property, in each case free and clear of all Liens. Section 2.11 of the Disclosure Schedule lists all leases relating to the Owned Real Property (the “Leases”). The Leases are in full force and effect as of the date hereof and no party thereto is in material breach of any provision thereof as of the date of this Agreement.

2.12. Other Tangible Assets. Seller and each of its Subsidiaries has good title to, or a valid leasehold interest in, the material machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Except as to title, Seller makes no other warranties to Buyer of any kind (whether express, implied, statutory or otherwise), including, but not limited to, warranties of merchantability or fitness for a particular purpose or any other warranty or representation regarding the material machinery, equipment or other tangible assets owned by Seller with respect to their condition, status, operating capacity, reliability or quality. There are no mortgages, Liens, pledges, security interests or other encumbrances to which any real property or personal property of Seller or any Subsidiary is subject.

2.13. Intellectual Property.

(a) Except for the Licensed Intellectual Property (as defined below) that is described on Section 2.13 of the Disclosure Schedule, all of the Intellectual Property that is material to the conduct of the business and operations of the Seller as currently conducted and operated is Owned Intellectual Property (as defined below). Other than the Owned Intellectual Property and the Licensed Intellectual Property, there is no other Intellectual Property used or necessary for use for the conduct of the business and operations of the Seller and the Subsidiaries.

(b) The Intellectual Property that is owned by any of the Seller or the Subsidiaries is referred to herein as the “Owned Intellectual Property.” Section 2.13 of the Disclosure Schedule sets forth a complete list of all patents and patent applications, registered trademarks and applications to register trademarks, Internet domain name registrations, registered copyrights and the Software (as defined below) products currently marketed, or used in the provision of services, by the Seller and the Subsidiaries. The seller (or the Subsidiaries, as applicable) owns good and valid title in and to all of the Owned Intellectual Property material to the conduct of their business and operations as currently conducted and operated, including the items listed on Section 2.13 of the Disclosure Schedule, free and clear of any Liens. Neither the Seller nor any Subsidiary nor, to Seller’s Knowledge, the other party, is in material breach of or default under any contract relating to the Owned Intellectual Property. Neither the Seller nor any Subsidiary is in material breach of or default under any applicable law relating to the Owned Intellectual Property. The Owned Intellectual Property was not developed as part of the performance of any obligation for any third party which would require the taking of any action, whether or not actually taken, in order for all rights to the Owned Intellectual Property to become vested in, or retained by, the Seller or any applicable Subsidiary.

(c) All copyrights comprising the Owned Intellectual Property material to the conduct of the Business and operations as currently conducted and operated, including the applicable items listed on Section 2.13 of the Disclosure Schedule, consist exclusively of (i) “works made for hire” as that term is used in Title 17 of the United States Code and (ii) works developed by independent contractors or consultants engaged by the Seller (or any Subsidiary) which have assigned to the Seller (or any Subsidiary) their entire right, title and interest in and to the work or works produced, pursuant to a valid and enforceable written contracts. The Owned Intellectual Property does not include any Intellectual Property in which any Person other than the seller (or any Subsidiary) has or may acquire any right of ownership, control or compensation.

(d) Neither the Seller nor the Subsidiary has granted to any Person or obligated itself to grant to any Person any license, option, or other right in or with respect to any of the Owned Intellectual Property, whether or not requiring payment to the Seller or any Subsidiary. No Person has in writing or, to Seller’s Knowledge, orally, either asserted any rights in or offered to grant the Seller (or any Subsidiary) a license or any other right of use with respect to the Owned Intellectual Property. Neither the Seller nor any Subsidiary has any obligation to compensate any Person for any development, license, use, sale, distribution or modification of any of the Owned Intellectual Property.

(e) Section 2.13 of the Disclosure Schedule sets forth a complete list of all written contracts (“Intellectual Property Licenses”) that provide for the license of Intellectual Property to the Seller or any Subsidiary (“Licensed Intellectual Property”). Neither the Seller nor any Subsidiary nor, to Seller’s Knowledge, any other party, is in breach of or default under any Intellectual Property Licenses relating to the Licensed Intellectual Property and no act or event has occurred which, with notice or lapse of time or both or other action required to be taken by the other party as a prerequisite to exercising its rights, would constitute a breach or default on the part of the Seller or any Subsidiary under any Intellectual Property License. Neither the Seller nor any Subsidiary is in breach of or default under any Applicable Law relating to the Licensed Intellectual Property. To Seller’s Knowledge, each Intellectual Property License is valid and in full force and effect. All of the Licensed Intellectual Property that is Software is maintained and supported under software support and maintenance agreements by the respective software vendors. Each Intellectual Property License for Software has an adequate number of licensed seats for the business as presently conducted. The Seller (or a Subsidiary) has obtained from all third party developers and/or owners of any material software programs utilized by it in connection with the operation of its business any licenses that may be necessary for it to permit any customer, client or other business relationship thereof to utilize such software programs at a Seller (or Subsidiary) site on a Seller (or Subsidiary) computer and at a non-Seller (or Subsidiary) site or on a non-Seller (or Subsidiary) computer to the extent such software programs actually are being used by such persons at such locations.

(f) Except pursuant to the terms of any of the contracts disclosed on the Schedules, neither the Seller nor any Subsidiary has agreed to indemnify any Person against any charge of infringement or other violation with respect to any Intellectual Property. Neither the Seller nor any Subsidiary has infringed, misappropriated or otherwise violated the Intellectual Property rights of any Person. Neither the Seller nor any Subsidiary has received any written assertion, complaint, demand or any notice whatsoever alleging any such infringement, misappropriation or other violation. None of the Owned Intellectual Property infringes upon, misappropriates or otherwise violates the intellectual property rights of any Person.

(g) There is no legal proceeding pending, or to Seller’s Knowledge threatened, with respect to, and no outstanding official action concerning (i) the Owned Intellectual Property or (ii) right of the Seller to develop, license, use, sell, distribute or modify the Company Software.

(h) The Seller has taken reasonable measures to protect for its own sole use and benefit the confidential and proprietary nature of the Trade Secrets and other confidential information material to the business of the Seller.

2.14. Contracts. Section 2.14 of the Disclosure Schedule lists all of the Material Contracts in effect as of the date of this Agreement, to which Seller or any of its Subsidiaries is a party or, in the event of a terminated contract, was a party and to which Seller or any of its Subsidiaries has post-termination obligations. For purposes of this Section 2.14, “Material Contract” shall mean any non-life insurance contract which, from and after the Closing Date (i) requires payments by or to Seller or any Subsidiary of $10,000 or more in the aggregate, (ii) restricts the ability of Seller or any Subsidiary to compete in any line of business or any geographic area with any Person from and after, or (iii) commits Seller or any Subsidiary to continue any line of business. Seller has delivered or made available to Buyer a correct and complete copy of each Material Contract (as amended to date) listed in Section 2.14 of the Disclosure Schedule. Seller and each of its Subsidiaries and, to the Knowledge of Seller, each other party to each Material Contract has performed each term, covenant, and condition of each Material Contract which is to be performed by them at or before the date hereof and neither Seller nor its Subsidiaries is in default under any Material Contract. Each of the Material Contracts is in full force and effect and constitutes the legal and binding obligation of Seller or any applicable Subsidiary, and, to the Knowledge of Seller, the other parties thereto, and there exists no default or event of default or event, occurrence, condition or act, with respect to Seller and each of its Subsidiaries or, to the Knowledge of Seller, with respect to any other contracting party or otherwise, that, with or without the giving of notice, the lapse of the time or the happening of any other event or condition, would reasonably be expected to become a default or event of default under or breach or violation of any Material Contract. Seller has provided Buyer with true and accurate copies of the form insurance agreements for which FLAC is the insurance provider, a description of these agreements is attached to Section 2.14 of the Disclosure Schedule. No Person has a power of attorney to act on behalf of Seller or any Subsidiary.

2.15. Employee Benefits.

(a) Section 2.15 of the Disclosure Schedule lists each Employee Benefit Plan (as defined below) that Seller or any of its Subsidiaries maintains or to which Seller or any of its Subsidiaries contributes.

(i) to the Knowledge of Seller, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA (as defined below) and the Code (as defined below), except where the failure to comply would not have a Material Adverse Effect and has been disclosed in writing to Buyer;

(ii) all contributions (including all employer contributions and employee salary reduction contributions) that are due have been made to each such Employee Benefit Plan that is an Employee Pension Benefit Plan (as defined below), and all premiums or other payments that are due have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan (as defined below); and

(iii) Neither Seller nor its Subsidiaries sponsor any Employee Benefit Plan subject to Title IV of ERISA.

(b) With respect to each Employee Benefit Plan that any of Seller and any ERISA Affiliate (as defined below) maintains, or has maintained during the prior three (3) years or to which any of them contributes, or has been required to contribute during the prior three (3) years:

(i) to the Knowledge of Seller, no action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending; and

(ii) as of the last day of the most recent prior plan year, the market value of assets under each such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer Plan (as defined below)) equaled or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

(c) Other than pursuant to any Employee Benefit Plan, there are no obligations of Seller or any Subsidiary to any retired, laid-off, terminated or other former employee of Seller or any Subsidiary.

2.16. Environmental, Health and Safety Matters.

(a) Seller and each of its Subsidiaries has complied and is in compliance in all material respects with all Environmental, Health and Safety Requirements (as defined below);

(b) Without limiting the generality of the foregoing, Seller and each of its Subsidiaries has obtained, have complied, and is in compliance with in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health and Safety Requirements for the occupation of their facilities and the operation of their business; a list of all such material permits, licenses and other authorizations is set forth on Section 2.16 of the Disclosure Schedule;

(c) Seller and each of its Subsidiaries has not received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental, Health and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under Environmental, Health and Safety Requirements;

(d) Seller and each of its Subsidiaries has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) so as to give rise to any current or future material liabilities, including any material liability for fines, penalties, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys’ fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) or the Solid Waste Disposal Act, as amended (“SWDA”) or any other Environmental, Health and Safety Requirements;

(e) Neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental, Health and Safety Requirements; and

(f) Seller has furnished to Buyer all environmental audits, reports and other material environmental documents relating to Seller’s and each of its Subsidiaries’ or its respective predecessors’ or Affiliates’ past or current properties, facilities, or operations that are in their possession or under their reasonable control.

2.17. Certain Business Relationships with Subsidiaries. Seller has not been involved in any material business arrangement or relationship with the Subsidiaries within the past twelve (12) months and as of the date of this Agreement. Seller does not own any material asset, tangible or intangible, that is used in the business of the Subsidiaries.

2.18. SEC Filings. The Seller has timely filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws, all of which complied as of their respective dates in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. As of their respective dates, the Seller’s SEC Reports did not, and all such documents filed with the SEC after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except as set forth in the Seller’s SEC Reports, the Seller has made all certifications and statements required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the related rules and regulations promulgated thereunder with respect to the Seller’s filings pursuant to the Exchange Act. The Seller has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) designed to ensure that material information relating to the Seller, including its Subsidiaries, is made known on a timely basis to the individuals responsible for the preparation of the Seller’s filings with the SEC and other public disclosure documents. Without limiting the generality of the foregoing, (a) the Seller has established and maintains a system of internal accounting control over financial reporting sufficient to comply with all legal and accounting requirements applicable to the Seller, (b) the Seller has disclosed, based on its most recent evaluation of internal controls, to the Seller’s auditors and its audit committee, (i) any significant deficiencies and material weaknesses in the design or operation of its internal accounting controls which are reasonably likely to materially and adversely affect the Seller’s ability to record, process, summarize and report financial information, and (ii) any fraud known to the Seller that involves management or other employees who have a significant role in internal controls, and (c) the Seller has not received any complaint, allegation, assertion or claim in writing regarding the accounting practices, procedures, methodologies or methods of the Seller or its internal accounting controls over financial reporting, including any such complaint, allegation, assertion or claim that the Seller has engaged in questionable accounting or auditing practices.

2.19. Insurance. Section 2.19 of the Disclosure Schedule contains a true and complete list of all insurance policies, and formal self-insurance programs, other forms of insurance and all fidelity bonds held by or applicable to the Seller and each Subsidiary and their respective assets and operations pursuant to which the Seller or any of its Subsidiaries are insureds. Section 2.19 of the Disclosure Schedule describes (a) whether each insurance policy is occurrence-based or claims made-based and (b) each pending claim thereunder for more than $25,000. All insurance policies listed on Section 2.19 of the Disclosure Schedule have been made available to Buyer and are subject to the deductibles or retentions described on Section 2.19 of the Disclosure Schedule. The Seller and each Subsidiary maintains insurance in coverages and amounts reasonably believed by the Seller to be customary in the industry and adequate for the business. Neither the Seller nor any Subsidiary is in material default with respect to any provision in any current insurance policy maintained by the Seller or any Subsidiary and all such policies are in full force and effect. To the Seller’s Knowledge, neither the Seller nor any Subsidiary has received any notice of cancellation or non-renewal of any such insurance policy. Neither the Seller nor any Subsidiary has failed to give any notice or present any claim for more than $25,000 under any of the policies in due and timely fashion. Neither the Seller nor any Subsidiary has been refused any insurance coverage with respect to its assets, properties or businesses, nor has any insurance coverage been materially limited by any insurance carrier to which the Seller or any Subsidiary has applied for any such insurance or with which the Seller or any Subsidiary has carried insurance during the last three years. Except as set forth on Section 2.19 of the Disclosure Schedule, no further payments of premiums will be due following the Closing Date by the Seller or any Subsidiary with respect to insurance coverage relating to periods occurring prior to the Closing Date.

2.20. Absence of Certain Practices or Activities.

(a) To the Knowledge of Seller, neither it nor any of the Subsidiaries nor their directors, officers, employees or agents, nor any person acting on their behalf, has, directly or indirectly within the past five (5) years, given or agreed to give any gift, kickback or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder its business or assist it in connection with any actual or proposed transaction that (i) might likely subject the Seller to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) would reasonably be expected to have a Material Adverse Effect (as defined below) on the business, reputation or standing of the Seller or (iii) is in contravention of any Seller or Subsidiary policy or procedure then or now in effect.

(b) Except with respect to the transactions contemplated by this Agreement, neither the Seller, any Subsidiary nor any director, officer, investment bank or other person acting on their behalf is now soliciting, negotiation, discussing or providing information to any third party with respect to a transaction, not in the ordinary course of business, involving the sale, merger, tender offer, change of control, or any sale of stock or assets of, Seller or any Subsidiary.

2.21. Private Offering. No form of general solicitation or advertising was used by Seller or its representatives in connection with the offer or sale of the Initial Shares or the Warrant Shares. No registration of the Initial Shares or Warrant Shares pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws will be required by the offer, sale or issuance of the Initial Shares or the Warrant Shares pursuant to this Agreement, assuming the accuracy of the Buyer’s representations.

2.22. Listing Applications. Seller has not applied for listing of any of its securities on any stock exchange or quotation system or otherwise attempted to list any of its securities on any stock exchange or quotation system.

2.23. Brokers’ Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

2.24. Disclaimer of Other Representations and Warranties. Except as expressly set forth in Section 2, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of the Seller or its assets, liabilities or operations, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

Section 3. Buyer’s Representations and Warranties. Buyer represents and warrants to Seller that the statements contained in this Section 3 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3).

3.1. Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Kansas.

3.2. Authorization of Transaction. Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement, all other agreements contemplated hereby and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of Buyer. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its respective terms and conditions. Except for filings with the approval of the Kansas DOI (as defined below), any other Departments of Insurance of the jurisdictions set forth on Schedule 2.1 and the Office of Thrift Supervision, Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buyer.

3.3. Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter, bylaws, or other governing documents; or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

3.4. Brokers’ Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement that would become the obligation of Seller.

3.5. Financing. As of the date hereof, Buyer does not know of any fact or circumstance which will result in its not being able to have sufficient funds on hand to provide Buyer with funds to pay the First Payment at the Closing, the Exercise Price of the Warrant, and the Additional Contributions, and to take all other steps necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder.

3.6. Purchase for Own Account. The Initial Shares and the Warrant Shares are being acquired by Buyer for its own account and with no intention of distributing or reselling such shares or any part thereof in a transaction that would be in violation of the securities laws of the United States or any state, without prejudice. Buyer is an “accredited investor” within the meaning of the Securities Act. Buyer acknowledges that Seller has afforded Buyer’s representatives and Buyer’s advisors the opportunity to discuss an investment in Seller and ask questions of representatives of Seller concerning the terms an conditions of the purchase of the Initial Shares and the Warrant Shares and such representatives have provided answers to all such questions. Buyer and its advisors have examined or have had the opportunity to examine this Agreement and all information that Buyer or any advisor deems to be material to an understanding of Seller, the proposed business of Seller, and the purchase of the Initial Shares and the Warrant Shares. The nature and amount of the investment is suitable for Buyer and consistent with its overall investment program and financial condition. Buyer has carefully evaluated the merits and risks of an investment in the Seller and has evaluated Buyer’s financial resources and investment position, and Buyer has decided that it is able to bear the economic risks of purchasing the Initial Shares and Warrant Shares. Buyer agrees to the imprinting of a legend on all certificates representing the Initial Shares and the Warrant Shares to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCK PURCHASE AND SALE AGREEMENT DATED OCTOBER 6, 2006. A COPY OF THE ABOVE REFERENCED AGREEMENT IS ON FILE AT THE OFFICE OF THE COMPANY AT 1303 SW FIRST AMERICAN PLACE TOPEKA, KANSAS 66604.

Section 4. Pre-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

4.1. General. Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 6 below).

4.2. Notices and Consents. Seller shall give any notices to third parties, and shall use its reasonable best efforts to obtain any third party consents, referred to in Section 2.2 above and the items set forth in Section 2.2 of the Disclosure Schedule. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain the third party consents required in connection with the matters referred to in Section 2.2.

4.3. Insurance Filings and Other Government Matters. Buyer and Seller shall make the requisite filings with and do all things reasonably necessary to receive (i) the approval of the Kansas Commissioner of Insurance pursuant to Section 40-3304 of the Kansas Insurance Code; (ii) any approval required by the laws of any of the jurisdictions set forth on Schedule 2.1; (iii) any approval of the Office of Thrift Supervision necessary in connection with Buyer’s application to become a federal savings and loan holding company, in each case, to consummate the transactions contemplated by this Agreement; and (iv) any other authorizations, consents, and approvals of governments and governmental agencies as may be required to consummate the transactions contemplated hereunder. Buyer agrees to keep Seller apprised of all material communications relating to, and the status of, the process of obtaining consents and approvals related to this paragraph.

4.4. Operation of Business. Except as approved in advance by Buyer, which approval will not be unreasonably withheld, Seller will (and will cause each of its Subsidiaries to) (i) conduct its business and operations diligently in the Ordinary Course of Business; (ii) not change its methods of management, accounting or operation; (iii) not enter into any lease, contract or commitment for a term of longer than one year or engage in any other transaction except in the Ordinary Course of Business; (iv) not sell or dispose of any assets appearing on Seller’s balance sheet as of the date hereof or hereafter acquired, or enter into any contract or commitment to do such, other than in the Ordinary Course of Business or as permitted under Section 4.7 herein; (v) not make any capital expenditure or other expenditure other than in the Ordinary Course of Business; (vi) not amend its Articles of Incorporation or Bylaws or make any changes in authorized or issued capital stock; (vii) keep in force and renew with substantially the same kind, type and amount of coverage all insurance policies in effect on the date hereof; (viii) use its reasonable best efforts (without making any commitments on behalf of Buyer) to preserve its business organizations intact, to preserve its present relationships with customers, consultants and others with which it has business relationships; (ix) duly comply with all applicable laws, federal, state or local, pertaining to the operation of its business; (x) not do any act or omit to do any act which will cause or permit a breach by it of any material contract, commitment or obligation; (xi) continue to pay its payables and collect its receivables in a manner consistent with past practices; and (xii) not distribute any cash or other assets to any stockholder of Seller.

4.5. Full Access. Seller will permit representatives of Buyer (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller and each of its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Seller and each of its Subsidiaries. Buyer will treat and hold as such any Confidential Information (as defined below) it receives from Seller in the course of the reviews contemplated by this Section 4.5, in accordance with the Confidentiality Agreement between the Parties dated July 2006, which the Parties hereby agree remains in full force and effect until Closing and in accordance with its terms if Closing does not occur.

4.6. Notice of Developments.

(a) Seller may elect at any time to notify Buyer of any development causing a breach of any of the representations and warranties in Section 2 above. Unless Buyer has the right to terminate this Agreement pursuant to Section 7.1(b) below by reason of the development and exercises that right within the period of ten (10) Business Days referred to in Section 7.1(b) below, the written notice pursuant to this Section 4.6(a) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in Section 2 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development; and

(b) Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties. No disclosure by any Party pursuant to this Section 4.6(b), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

4.7. Exclusivity. Neither the Seller nor any Subsidiary of the Seller nor any of their respective officers, directors or employees shall, and the Seller shall direct and cause its and such Subsidiaries’ officers, directors and employees not to, directly or indirectly, (a) initiate, solicit, encourage or otherwise take any action to facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, or afford access to any of the properties, assets or books and records of the Seller or any of its Subsidiaries to, or enter into any agreement, commitment or arrangement with, any Person relating to an Acquisition Proposal; provided, however, that, so long as the Seller has not breached in any material respect any of its obligations under this Agreement, nothing contained in this Agreement shall prevent the Seller, its directors, officers, or representatives, prior to the shareholder approval of the Amendments, from (i) providing information in response to a request therefor by a third party who has made an unsolicited written bona fide Acquisition Proposal to acquire all or more than fifty percent (50%) of the issued and outstanding Seller common stock or newly issued shares of Seller’s common stock that would constitute more than fifty percent (50%) of the then outstanding shares after consummation of such transaction, or all or substantially all of the Seller’s assets, if the Board of

Directors of the Seller receives from the third party so requesting such information an executed confidentiality agreement and contemporaneously provides such information to Buyer; (ii) engaging in any negotiations or discussions with any third party who has made an Acquisition Proposal described in clause (i) above; or (iii) withdrawing or modifying in a manner adverse to Buyer its recommendation in favor of the Amendments or recommending to the stockholders of the Seller an Acquisition Proposal described in clause (i) above if, in each such case referred to in clause (i) or clause (ii) above, the Board of Directors of the Seller determines in good faith (after consultation with outside legal counsel of national reputation) that taking such action is required in order to comply with the fiduciary duties of the members of the Board of Directors of the Seller under applicable law, and in each such case referred to in clause (iii) above, (A) the Board of Directors of the Seller determines in good faith (after consultation with outside legal counsel of national reputation) that taking such action is required in order to comply with the fiduciary duties of the members of the Board of Directors of the Seller under applicable Law and (B) the Board of Directors of the Seller determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal referred to in clause (iii) above constitutes a Superior Proposal (as defined below). The Seller shall immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Seller or any Subsidiary of the Seller, or any of their respective officers, directors or Employees with any parties conducted heretofore with respect to any Acquisition Proposal. The Seller shall (x) as promptly as reasonably practicable (but in no event later than the day after receipt) notify Buyer if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any such third party and (y) identify the terms and conditions of any Acquisition Proposal (including any subsequent changes, modifications and amendments thereto) and the identity of the third party making such Acquisition Proposal. Nothing contained in this Agreement shall prohibit the Seller or the Board of Directors of the Seller from taking and disclosing to the Seller’s stockholders a position with respect to a tender offer or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act with respect to any Acquisition Proposal. During the period from the date of this Agreement through the exercise of the Warrant, the Seller shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party.

4.8. No Dilution. Seller shall not issue, nor obligate itself in any way to issue, any shares of common stock or Options, except to Buyer pursuant to this Agreement.

Section 5. Post-Closing Covenants.

The Parties agree as follows with respect to the period following the Closing:

5.1. General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

5.2. Until Exercise of Warrant. Until the Warrant is exercised, the Parties shall continue to comply with the covenants set forth in Sections 4.4, 4.5, 4.6, 4.7 and 4.8 hereof.

5.3. Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Seller, each of the other Parties shall cooperate with him, her, or it and its counsel in the defense or contest, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party.

5.4. Transition. Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Seller from maintaining the same business relationships with Seller after the Closing as it maintained with Seller prior to the Closing.

Section 6. Conditions to Obligation to Close.

6.1. Conditions to Buyer’s Obligation. Buyer’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) The representations and warranties set forth in Section 2 above shall be true and correct in all material respects at and as of the Closing Date;

(b) Seller shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(c) No court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or arbitrator shall have issued an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement; (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; (C) prohibit the Buyer from owning the stock and controlling Seller; or (D) adversely affect the right of Seller or any of its Subsidiaries to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d) Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 6.1(a)-(c) is satisfied in all respects;

(e) All actions to be taken by Seller in connection with the consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer;

(f) Buyer shall have received the approval of the Kansas Commissioner of Insurance pursuant to Section 40-3304 of the Kansas Insurance Code and any other approvals required under the insurance laws of the jurisdictions set forth on Section 2.1 of the Disclosure Schedule; and

(g) Buyer’s application to the Office of Thrift Supervision to become a federal savings and loan holding company has been approved by the Office of Thrift Supervision or Buyer has received notice from the Office of Thrift Supervision that consummation of the transactions contemplated by this Agreement will not preclude or delay such approval beyond the expiration date of Buyer’s Stock Purchase Agreement with Kansas City Life Insurance Company under which Buyer or one of its subsidiaries would acquire Generations Bank.

Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

6.2. Conditions to Seller’s Obligation. Seller’s obligation to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(a) The representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(b) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c) No court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or arbitrator shall have issued an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement; (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; (C) prohibit the Buyer from owning the stock and controlling Seller; or (D) adversely affect the right of Seller to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Section 6.2(a)-(c) is satisfied in all respects; and

(e) All actions to be taken by Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

Seller may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

Section 7. Termination.

7.1. Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

(a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event (A) Seller has within the then previous ten (10) Business Days given Buyer any notice pursuant to Section 4.6(a) above and (B) the development that is the subject of the notice has had a Material Adverse Effect;

(c) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of ten (10) Business Days after the notice of breach; or (B) if the Closing shall not have occurred on or before December 31, 2006, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

(d) Seller may terminate this Agreement if, prior to the approval of the Amendments at the Special Meeting, the Board of Directors of the Seller authorizes the Seller to enter into a definitive acquisition, merger, sale or similar agreement with respect to any Superior Proposal; provided, however, that the Seller may not terminate this Agreement pursuant to this Section 7.1(d) unless (A) three (3) business days shall have elapsed after delivery to Buyer of a written notice of such authorization by the Board of Directors of the Seller and, during such three (3) business day period, the Seller shall have reasonably cooperated with Buyer, including informing Buyer of the terms and conditions of such Superior Proposal and the identity of the Person or group making such Superior Proposal, with the intent of enabling Buyer to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated thereunder, or reasonable substitutions thereof, may be effected, and (B) at the end of such three (3) business day period, the Board of Directors of the Seller shall continue reasonably to believe that such Acquisition Proposal constitutes a Superior Proposal, and promptly thereafter, the Seller shall enter into a definitive acquisition, merger or similar agreement to effect such Superior Proposal; and provided, further, that the Seller may only exercise its right to terminate this Agreement pursuant to this Section 7.1(d) only if the Seller has complied with its obligations under Section 4.7 and simultaneously paid the amounts payable under Section 7.2; and

(e) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of ten (10) Business Days after the notice of breach; or (B) if the Closing shall not have occurred on or before December 31, 2006, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from Seller breaching any representation, warranty, or covenant contained in this Agreement).

7.2. Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party who has breached a covenant herein and only for breach of such covenant); provided, however, that the confidentiality provisions contained in Section 4.5 above and the Confidentiality Agreement between the Parties dated July 2006 shall survive termination. However, in the event Seller terminates this Agreement pursuant to Section 7.1 (d), Seller shall pay Buyer Five Hundred Thousand Dollars ($500,000) as a break up fee. Said payment will be paid to Buyer upon Seller’s notice to Buyer of termination under Section 7.1(d).

Section 8. Miscellaneous.

8.1. Definitions. Except as otherwise defined above, for purposes of this Agreement, the term:

“Acquisition Proposal” shall mean any proposal or offer with respect to a merger, reorganization, recapitalization, share exchange, consolidation, sale, purchase, tender offer, exchange offer or similar transaction involving any class of equity securities (or any securities exercisable or exchangeable for or convertible into such equity securities) issued by the Seller or any of its Subsidiaries, or any of the Seller’s or any such Subsidiary’s assets.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act (as defined below).

“Asbestos Liabilities” means any Liabilities arising from, relating to, or based on the presence or alleged presence of asbestos or asbestos-containing materials in any product or item designed, manufactured, sold, marketed, installed, stored, transported, handled, or distributed at any time, or otherwise based on the presence or alleged presence of asbestos or asbestos-containing materials at any property or facility or in any structure, including without limitation, any Liabilities arising from, relating to or based on any personal or bodily injury or illness.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

“Business Day” shall mean any day other than Saturday or Sunday on which banks in New York, New York, are open to conduct general business.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” has the meaning set forth in the Confidentiality Agreement between the Parties dated July 2006.

“Damages” shall mean any loss, damage, injury, liability, claim, demand, amounts paid in settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation), amount due or reasonable expense of any type, nature or description.

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in ERISA Section 3(3)) and any other material employee benefit plan, program or arrangement.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA Section 3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA Section 3(1).

“Environmental, Health and Safety Requirements” means all federal, state, local, and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, pollution, or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each entity that is treated as a single employer with Seller for purposes of Code § 414.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Income Tax” means any federal, state, local, or foreign income tax measured by or imposed on net income, including any stock, penalty, or addition thereto, whether disputed or not.

“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

“Intellectual Property” shall mean patent rights, trademark rights, copyrights, know-how, Software, trade secrets, inventions and includes without limitation, internet domain name registrations, content contained on internet sites, designs, blueprints, drawings, proprietary right or other intellectual property right or intangible asset or right to use or exploit any of the foregoing.

“Kansas DOI” means the Kansas Department of Insurance.

“Knowledge” or “Known” means, with respect to any matter in question, knowledge of any officer of the entity in question with respect to such matter after making due inquiry of officers and other employees charged with senior administrative or operational responsibility of such matters; provided, however, that the knowledge of any Person who becomes or continues as a director, officer, employee, agent, or independent contractor of Buyer of Seller after the Closing shall not be imputed as the knowledge of Seller unless such Person has expressly disclosed such information to

Seller in writing pursuant to Section 8.8 below as soon as reasonably possible after such Person becomes aware of such information, but in no event effective later than the second (2nd) Business Day prior to the Closing.

“Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes, loans, borrowings, credit agreements, lines of credit, promissory notes or other evidences of indebtedness, or guarantees, indemnity undertakings, indentures or security agreements.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security stock .

“Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be materially adverse to the business of Seller, the present value (using a commercially reasonable discount rate) of the negative impact of which on the business of Seller can reasonably be projected to exceed an amount equal to ten percent (10%) of the First Payment, or to the ability of any Party to consummate timely the transactions contemplated hereby; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change: (a) any adverse change, event, development, or effect arising from or relating to (1) general business or economic conditions, including such conditions related to the business of Seller, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in United States generally accepted accounting principles, (5) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity, or (6) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby; (b) the announcement of the Agreement, the identity of Buyer or any of its affiliates, or the business plans of Buyer or its affiliates; (c) any existing event, occurrence, or circumstance with respect to which Buyer has knowledge as of the date hereof; and (d) any adverse change in or effect on the business of Seller that is cured by Seller before the earlier of (1) the Closing Date and (2) the date on which this Agreement is terminated pursuant to Section 7 hereof.

“Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.

“Multiemployer Plan” has the meaning set forth in ERISA Section 3(37).

“Ordinary Course of Business” means the ordinary course of business of Seller consistent with past custom and practice (including with respect to quantity and frequency).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity (or any department, agency, or political subdivision thereof).

“SEC Reports” means all proxy statements, registration statements, annual, quarterly, current or other reports and other documents filed or required to be filed by Seller with the Securities and Exchange Commission pursuant to the Securities Act or the Securities Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Software” shall mean (i) any and all computer software, including all source code and object code, (ii) machine readable databases and compilations, including any and all data and collections of data and (iii) associated documentation.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar stock ownership thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership stock in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Superior Proposal” shall mean any unsolicited written bona fide Acquisition Proposal made by a third party to acquire more than fifty percent (50%) of the issued and outstanding Seller common stock, or to purchase newly issued shares of the Seller’s common stock that would constitute more than fifty percent (50%) of the outstanding shares after the consummation of such transaction, or all or substantially all of the Seller’s assets, on terms which the Board of Directors of the Seller determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to the Seller and its stockholders (including taking into account the financing thereof) than the transactions with Buyer contemplated by this Agreement.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code § 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any stock, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

8.2. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

8.3. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

8.4. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

8.5. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer and Seller.

8.6. Counterparts. This Agreement may be executed in two or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

8.7. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.8. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one (1) Business Day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:	Copy to:

Harland E. Priddle	Kevin R. Sweeney, Esq.
First American Capital Corporation	Sonnenschein Nath & Rosenthal LLP
1303 S.W. First American Place	4520 Main Street, Suite 1100
Topeka, Kansas 66604	Kansas City, Missouri 64111

If to Buyer:	Copies to:

Robert D. Orr	James H. Ingraham, Esq.
Brooke Corporation	Brooke Corporation
10950 Grandview Drive, Suite 600	10950 Grandview Drive, Suite 600
Overland Park, Kansas 66210	Overland Park, Kansas 66210

and

Gregory G. Johnson, Esq.
Bryan Cave LLP
3500 One Kansas City Place
1200 Main Street
Kansas City, Missouri 64105

Any Party may change the address to which notices, copies, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

8.9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF KANSAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF KANSAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF KANSAS.

8.10. No Consequential Damages. In no case shall any Damages (as defined above) awardable to any Party include special, consequential, exemplary or punitive damages or awards.

8.11. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.12. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.13. Expenses. Except as expressly set forth herein, each of Buyer and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this

Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and stock) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Buyer when due, and Buyer shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

8.14. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

8.15. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the Parties and the Directors hereto have executed this Agreement on the date first above written.

FIRST AMERICAN CAPITAL CORPORATION

By:	/s/ Harland E. Priddle
Name:	Harland E. Priddle
Title:	Chairman

BROOKE CORPORATION

By:	/s/ Anita F. Larson
Name:	Anita F. Larson
Title:	President and Chief Operating Officer

Exhibit A

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THE WARRANT EVIDENCED HEREBY IS NOT TRANSFERABLE.

October     , 2006

FIRST AMERICAN CAPITAL CORPORATION

WARRANT TO PURCHASE SHARES OF COMMON STOCK

FIRST AMERICAN CAPITAL CORPORATION, a Kansas corporation (the “Company”), for value received, hereby certifies that Brooke Corporation, a Kansas corporation (the “Holder”), is entitled to purchase from the Company, at any time during the period specified in Section 2 hereof, 1,643,460 fully paid and nonassessable shares of Common Stock, par value $0.10 per share, of the Company (the “Common Stock”), at an aggregate exercise price of $447,818 (the “Exercise Price”), subject to the other terms herein. As used herein, the term “Warrant Shares” means the shares of Common Stock issuable upon exercise of this Warrant (the “Warrant”).

1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised by the Holder, in whole, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the “Exercise Agreement”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon payment to the Company in cash, by certified or official bank check or by wire transfer to an account specified by the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the Holder, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within five business days after this Warrant shall have been so exercised. All certificates representing Warrant Shares that have not been registered with the Securities and Exchange

Commission shall bear the following legend, in addition to any other legend required by applicable law or otherwise:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR ANY APPLICABLE STATE SECURITY LAWS OR AN EXEMPTION THEREFROM.

The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder.

2. Period of Exercise. This Warrant is exercisable upon, and shall be exercised by Holder as soon as practicable after, the filing of the amendment to the Articles of Incorporation of the Company (the “Exercise Period”) to increase the number of authorized shares of common stock of the Company to 25,000,000, pursuant to that certain Stock Purchase and Sale Agreement, dated as of October 6, 2006 by and among the Company, Holder and certain other persons (“Stock Purchase Agreement”).

3. Certain Agreements of the Company. The Company covenants as follows (in each case, at its sole cost and expense):

(a) Shares to be Fully Paid. All Warrant Shares shall, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

(b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved, free from preemptive rights, for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

(c) Certain Actions Prohibited. The Company shall not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(d) Adjustments for Changes in Common Stock. If changes in the outstanding Common Stock occur by reason of stock dividends, split-ups, recapitalizations, reclassifications and conversions, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder, on exercise for the Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares. The Company shall provide notice to the Holder of any event specified in this Section 3(d) that shall result in one or more appropriate adjustments hereunder not less than ten days prior to the earlier of (i) any record date for the purpose of determining entitlements to receive any dividend, other distribution, rights to subscribe for any purchase of shares of stock of any class or any other securities, or any other rights related to the event, or (ii) the date on which the event is to take place.

(e) Reorganizations, Etc. In case of any capital reorganization, any reclassification of the shares of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a share dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another entity (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock) or of the sale of all or substantially all the properties and assets of the Company as an entirety to any other entity, this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares or other securities or property of the Company or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or of such other person to which such holder would have been entitled if he had held the Warrant Shares issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale.

(f) Stockholder Meeting. In addition to, and not in limitation of, the Company’s obligations contained herein, the Company shall take, in accordance with applicable law and its Articles of Incorporation and Bylaws, all actions necessary to convene the Special Meeting and obtain requisite stockholder approval of the Amendments, as such terms are defined in, and in accordance with, the Stock Purchase Agreement.

4. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof; provided that the holder shall pay all transfer taxes owed upon the issuance of such shares in the name of any person or entity designated by the Holder.

5. No Rights as a Stockholder. This Warrant shall not entitle Holder to any rights of a stockholder of the Company, including, without limitation, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

6. Transfer, Exchange, and Replacement of Warrant; Resale of Warrant Shares.

(a) Restriction on Transfer. This Warrant (including any replacement Warrant) may not be sold, transferred, assigned or otherwise disposed of, except for the exercise of this Warrant in accordance with its terms or as may otherwise be agreed to by the Company. Holder shall be bound by the transfer restrictions contained herein.

(b) Replacement of Warrant and Cancellation. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, shall execute and deliver, in lieu thereof, a new Warrant of like tenor. Upon the surrender of this Warrant in connection with any replacement as provided in this Section 6, this Warrant shall be promptly cancelled by the Company. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

(c) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued.

7. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to Holder shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to Brooke Corporation, 10950 Grandview Drive, Suite 600, Overland Park, Kansas 66210, Attention: James Ingraham, or at such other address as Holder shall have furnished to the Company. All notices, requests and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to First American Capital Corporation, 1303 SW First American Place, Topeka, Kansas 66604, Attention: John F. Van Engelen, or to such other address as the Company shall have furnished to the Holder. Any such notice, request or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests and other communications shall be deemed to have been given either at the time of the receipt thereof at the address specified in this Section 7.

8. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF KANSAS WITHOUT REGARD TO ITS OR ANY OTHER JURISDICTION’S CONFLICTS OF LAW.

9. Miscellaneous.

(a) Amendments. This Warrant may only be amended by an instrument in writing signed by the Company and the Holder.

(b) Headings. The headings of the sections and paragraphs of this Warrant are for reference purposes only, and shall not affect the meaning or construction of any of the provisions hereof.

[SIGNATURE IS ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

FIRST AMERICAN CAPITAL CORPORATION

By:
John F. Van Engelen
President and Chief Executive Officer

FORM OF EXERCISE AGREEMENT

Dated:                     , 20

To: First American Capital Corporation

The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase 1,643,460 shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check or by wire transfer to an account specified by First American Capital Corporation in the amount of $447,818. Please issue a certificate or certificates for such shares of Common Stock in the name of Brooke Corporation.

BROOKE CORPORATION

By:
Name:
Title:

Exhibit B

BROKERAGE AGREEMENT

THIS BROKERAGE AGREEMENT (the “Agreement”) is entered into as of this              day of                     , 2006, by and between CJD & Associates, L.L.C., a Kansas limited liability company (“CJD”), and First Life Brokerage, Inc., a Kansas corporation (“FLB”). CJD and FLB are referred to herein collectively as the “Parties,” and each individually as a “Party.”

WHEREAS, CJD is a direct wholly owned subsidiary of Brooke Brokerage Corporation (“BBC”) and an indirect wholly owned subsidiary of Brooke Corporation (“BC”) and BBC, Brooke Credit Corporation, a Kansas corporation (“BCC”) and Brooke Franchise Corporation, a Missouri corporation (“BFC”) are each direct wholly owned subsidiaries of BC;

WHEREAS, FLB and First Life America Corporation, a Kansas corporation (“FLAC”), are each direct wholly owned subsidiaries of First American Capital Corporation, a Kansas corporation (“FACC”);

WHEREAS, CJD is currently engaged in the businesses of (a) consulting with managing general agents and managing agencies regarding (i) acquisitions of managing general agencies, (ii) financing of such acquisitions or other activities or needs of managing general agencies, and (iii) other borrower’s assistance services; (b) referring such managing general agents and managing general agencies to BCC for the purpose of obtaining commercial loans from BCC for such acquisitions, activities or needs (such loans, the “MGA Loans”) and (c) providing collateral preservation services to BCC with respect to MGA Loans (such businesses, collectively, the “MGA Loan Brokerage Business”), for which CJD receives a fee from the borrower that may be funded by BCC’s loan to the borrower and/or compensation from BCC for collateral preservation services;

WHEREAS, CJD is currently also engaged in business as a wholesale property and casualty insurance broker, specializing in excess and surplus lines brokerage services pursuant to which CJD assists unaffiliated insurance agents and franchisees of BFC (“Brooke Franchisees”) in finding for their customers insurance coverage for hard-to-place and niche risks (“CJD’s E&S Brokerage Business”);

WHEREAS, CJD is not currently engaged in the life insurance brokerage business;

WHEREAS, FLB is currently engaged in the business of brokering life, health, disability, and annuity products underwritten by insurance companies other than FLAC (the “Life Insurance Brokerage Business”);

WHEREAS, BC and FACC are parties to a Stock Purchase and Sale Agreement dated October 6, 2006 (the “Stock Agreement”), pursuant to which, in part, the parties thereto agreed that BC would cause CJD and FACC would cause FLB to execute and deliver at the closing of the Stock Agreement a brokerage agreement by which all of the future life insurance brokerage business of CJD and FLB and all of the future MGA loan brokerage business of CJD and FLB shall be conducted by FLB;

WHEREAS, the Parties are entering into this Agreement pursuant to Section 1.2(b) of the Stock Agreement;

WHEREAS, the agreements of the Parties in this Agreement are material inducements to Brooke and FACC to enter into and perform under the Stock Agreement and the agreements of FACC in the Stock Agreement are a material inducement to CJD to enter into and perform under this Agreement; and

WHEREAS, CJD and FLB desire to set forth in this Brokerage Agreement the terms and agreements by which (1) FLB will conduct new MGA Loan Brokerage Business after the date hereof, (2) FLB will conduct the Life Insurance Brokerage Business after the date hereof; and (3) CJD will not conduct any new MGA Loan Brokerage Business or any Life Insurance Brokerage Business after the date hereof;

NOW, THEREFORE, in consideration of the foregoing recitals, the premises, and the mutual promises covenants, conditions and undertakings contained herein, the Parties agree as follows:

1. MGA Loan Brokerage Business. Effective on the date of this Agreement first set forth above (the “Effective Date”), (a) FLB shall commence conducting in a diligent manner at FLB’s expense the MGA Loan Brokerage Business with respect to which no written consulting agreements or written borrower’s assistance plans have been executed by CJD and customers prior to such date (“FLB’s MGA Loan Brokerage Business”), (b) CJD shall discontinue its MGA Loan Brokerage Business conducted prior to such date, except with respect to the completion of any outstanding rights and obligations under written consulting agreements or written borrower’s assistance plans between CJD and customers executed prior to such date, written collateral preservation agreements between CJD and BCC executed prior to such date, or written consulting agreements between CJD and third-party consultants executed prior to such date by which such consultants perform some or all of CJD’s obligations under collateral preservation agreements with BCC, as listed on Schedule 1 attached hereto (all MGA Loan Brokerage Business conducted by CJD prior to such date and, pursuant to this Subsection 1(b), after such date to be referred to herein as “CJD’s MGA Loan Brokerage Business”), (c) CJD shall provide to FLB information regarding its business methods, processes and know-how theretofore utilized by CJD in connection with CJD’s MGA Loan Brokerage Business, (d) CJD shall, on and after such day, refer to FLB any MGA Loan Brokerage Business leads or inquiries (i) theretofore received by CJD, but for which no written contracts or written and binding commitments have been entered into, and (ii) thereafter received by CJD, (e) CJD shall consult with FLB on specific MGA Loan Brokerage Business opportunities, (f) CJD shall make its MGA industry contact listings available to FLB, and (g) CJD shall not refer to any of its affiliates (other than FLB) any MGA Loan Brokerage Business leads or inquiries or consult with such affiliates on MGA Loan Brokerage Business opportunities. After any cessation by FLB of FLB’s MGA Loan Brokerage Business for any period of thirty (30) consecutive calendar days after the date hereof for any reason, then, if FLB fails to resume the MGA Loan Brokerage Business within ten (10) calendar days after delivery of written notice from CJD to FLB, nothing herein shall thereafter (i) preclude CJD from engaging in any MGA Loan Brokerage Business, (ii) preclude CJD from referring any MGA Mortgage Loan Brokerage Business to an individual, entity or business other than FLB, or (iii) require CJD to perform any obligations under Sections 1 or 4 of this Agreement.

2. Life Insurance Brokerage Business. FLB shall continue to conduct its Life Insurance Brokerage Business diligently and in the ordinary course of its business. CJD agrees that it will not engage in the Life Insurance Brokerage Business and will refer to FLB all life insurance brokerage inquiries that CJD receives from states in which FLB is licensed as a life insurance broker. Nothing herein shall preclude CJD from (a) engaging in the Life Insurance

BROKERAGE AGREEMENT	2	, 2006

Brokerage Business after any cessation by FLB of either its Life Insurance Brokerage Business or FLB’s MGA Loan Brokerage Service, or (b) referring at any time life insurance brokerage inquiries from states in which FLB is not then licensed as a life insurance broker to parties other than FLB.

3. President. FLB and CJD agree that Michael S. Hess (“Hess”) shall be elected President of FLB as soon as practicable on or after the Effective Date and CJD agrees that it will release Hess from any employment obligations effective January 1, 2007. FLB agrees that its Board of Directors will take any and all actions necessary to elect Hess President in accordance with this Section 4.

4. Consulting by CJD. CJD shall allow FLB the reasonable use of CJD employees (for so long as they are employed by CJD) involved in CJD’s MGA Loan Brokerage Business, provided that FLB shall reimburse CJD as mutually agreed upon by FLB and CJD. In no event shall the reimbursement cost to FLB exceed the hourly cost of services provided by any such employee based on his or her hours spent in providing such services and his or her hourly rate of wages or base salary with CJD at the time such services are provided.

5. Exclusions.

(a) FLB acknowledges and agrees that CJD’s E&S Brokerage Business; any consulting, borrower’s assistance, collateral preservation, or other services provided by CJD to the funeral home/death care/final expense industry or any industry other than the managing general agent/agency industry; the management of Bermuda captive insurance companies; and any business in which CJD is engaged on the date hereof or shall become engaged in the future, other than FLB’s MGA Loan Brokerage Business and the Life Insurance Brokerage Business, are expressly excluded from the obligations of CJD under this Agreement and CJD shall be entitled to engage in any and all businesses other than FLB’s MGA Loan Brokerage Business and the Life Insurance Brokerage Business after the Effective Date.

(b) FLB acknowledges and agrees that any obligations, limitations or restrictions in this Agreement applicable to CJD shall not apply to any affiliate of BC other than CJD. For purposes of this Agreement, an “affiliate” of a specified entity is an entity that directly, or indirectly through one on more intermediaries, controls, or is controlled by, or under common control with, the person specified.

(c) FLB and CJD agree that the obligations, limitations and restrictions imposed upon CJD shall not obligate, limit or restrict the ability of Brooke Franchisees to broker, solicit or sell life insurance or annuity products, or any other products or services, directly to customers (regardless of whether or not such customers are customers of FLB or any of its affiliates) or through any other broker or agent (other than Life Insurance Brokerage Business through CJD) or otherwise obligate, limit or restrict Brooke Franchisees in any respect. Nothing herein shall prevent FLB from providing Life Insurance Brokerage Services directly to customers of Brooke affiliates or Brooke Franchisees or through such Brooke affiliates or Brooke Franchisees, provided that any provision of Life Insurance Brokerage Services by FLB through Brooke affiliates (other than FLB, if then a Brooke affiliate) or Brooke Franchisees shall be subject to BFC’s prior approval and pursuant to a written agreement between the applicable Brooke affiliate and not pursuant to any direct agreement between FLB and a Brooke Franchisee.

BROKERAGE AGREEMENT	3	, 2006

6. FLB Financial Statements. After the Effective Date and through the date when FACC publishes its consolidated financial statements for the fiscal quarter ended September 30, 2009, FLB shall prepare in accordance with generally accepted accounting principles (except for the absence of footnotes solely applicable to FLB) no less frequently than quarterly (based on FACC’s fiscal quarters unless otherwise agreed by FLB and CJD) and provide to CJD financial statements of FLB that are (a) separate from any consolidated or other financial statements of FACC or any other FACC affiliate, and (b) reviewed by an independent accounting firm in the same manner that such accounting firm would review the quarterly financial statements of FACC. Such review of FLB financial statements may be conducted by the same independent accounting firm as conducts audits and reviews of FACC’s financial statements that are included in FACC’s filings with the Securities and Exchange Commission.

7. Indemnification.

(a) FLB hereby agrees to indemnify and hold CJD and its affiliates (other than FLB, if an affiliate), and the officers, directors, agents and employees of CJD and such affiliates (collectively, the “CJD Indemnitees”) harmless from and against any and all liabilities, losses, damages, expenses, fines and penalties of any kind, including reasonable attorneys’ fees and disbursements, incurred by any of the CJD Indemnities as a result of any claim made against any of the CJD Indemnitees by any third party arising out of provision of any MGA Loan Brokerage Services by FLB, provision of any Life Insurance Brokerage Services by FLB, the conduct of any business by FLB other than the provision of MGA Loan Brokerage Services or Life Insurance Brokerage Services, the performance by FLB of any of its obligations under this Agreement, or the failure by FLB to perform any of its obligations under this Agreement.

(b) CJD hereby agrees to indemnify and hold FLB and its affiliates (other than CJD, if an affiliate), and the officers, directors, agents and employees of FLB and such affiliates (collectively, the “FLB Indemnitees”) harmless from and against any and all liabilities, losses, damages, expenses, fines and penalties of any kind, including reasonable attorneys’ fees and disbursements, incurred by any of the FLB Indemnities as a result of any claim made against any of the FLB Indemnitees by any third party arising out of provision of the MGA Loan Brokerage Services by CJD, the conduct of any business by CJD other than the provision of MGA Loan Brokerage Services, the performance by CJD of any of its obligations under this Agreement, or the failure by CJD to perform any of its obligations under this Agreement.

8. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties.

9. Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

10. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party. This Agreement is assignable in whole or in part by BBC.

BROKERAGE AGREEMENT	4	, 2006

11. Counterparts. This Agreement may be executed in two or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

12. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

13. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to FLB:

President

First Life Brokerage, Inc.

1303	S.W. First American Place

Topeka, KS 66604

Facsimile: (785) 267-7079

With copies to each member of the Independent Director Committee as defined in the Stock Purchase Agreement.

If to CJD:

President

CJD & Associates, L.L.C.

10950 Grandview Drive, Suite 500

Overland Park, KS 66210

Facsimile: (913) 469-1177

Any Party may change the address to which notices, copies, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF KANSAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF KANSAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF KANSAS.

15. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or

BROKERAGE AGREEMENT	5	, 2006

breach of any agreement or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of any agreement or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

16. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

17. Expenses. Except as expressly set forth herein, each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, all transfer, documentary, sales, use, stamp, registration and other such taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and stock) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by FLB when due, and FLB shall, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes, fees and charges, and, if required by applicable law, the Parties will, and will cause their affiliates to, join in the execution of any such tax returns and other documentation.

18. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

BROKERAGE AGREEMENT	6	, 2006

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

FIRST LIFE BROKERAGE, INC.

By:
Name:
Title:

CJD & ASSOCIATES, L.L.C.

By:
Name:
Title:

BROKERAGE AGREEMENT	7	, 2006

Exhibit C

SERVICING AGREEMENT

BETWEEN

BROOKE CORPORATION

AND

FIRST AMERICAN CAPITAL CORPORATION

This Servicing Agreement (this “Agreement”) is made and entered into as of                                         , 2006, by and between First American Capital Corporation, a Kansas corporation (“FACC”), and Brooke Corporation, a Kansas corporation (“BROOKE”).

WHEREAS, FACC desires to engage BROOKE to provide the Services (as defined below) to FACC according to the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the agreements, covenants and representations herein contained, the parties hereto agree as follows:

1. The Services.

a.	BROOKE shall provide to FACC the services described in Exhibit A, Schedule of Services, attached hereto (which services are hereinafter referred to as the “Services”). BROOKE shall have no obligation to perform any services or have any obligations pursuant to this Agreement, except as specifically set forth on Exhibit A, or otherwise specifically set forth in this Agreement. BROOKE shall perform the Services in accordance with all laws and its customary standards, policies and procedures in performing similar obligations with respect to similarly situated third parties. BROOKE shall not be required to expand its facilities, incur capital expenses, maintain the employment of any specific personnel or employ additional personnel in order to provide the Services to FACC. In providing the Services, BROOKE, as it deems necessary or appropriate in its reasonable discretion, may use its personnel and/or employ the services of third parties for the efficient performance of any of the Services. BROOKE shall notify FACC of any event involving a disruption in the performance of the Services or any possible breach of security potentially affecting information of FACC or its customers or the facilities of FACC.

b.	FACC shall, in a timely manner, take all actions as may be reasonably necessary or desirable to enable or assist BROOKE in the provision of the Services, including, but not limited to, providing necessary information and specific written authorizations, consents and signatures, and Brooke shall be relieved of its obligations hereunder to the extent that FACC’s failure to take any such action renders performance by Brooke of such obligations unlawful or impracticable.

2. Term. The term of this Agreement shall begin the date of this Agreement and terminate on December 31, 2007, subject to the terms and provisions of Section 6 below.

3. Contract Sum.

a.	Fees. In consideration of the performance of the Services by BROOKE, FACC shall pay to BROOKE the fees set forth in the Schedule of Fees attached hereto as Exhibit B (the “Contract Sum”) at the times and in accordance with Exhibit B. The Contract Sum shall be the sole compensation due BROOKE in connection with its performance of the Services.

b.	Expenses. Unless otherwise agreed in writing, BROOKE shall be entitled to reimbursement from FACC for out-of-pocket expenses incurred in the performance of the Services unless BROOKE is specifically responsible for such amounts as set forth on the Schedule of Brooke-Paid Expenses attached hereto as Exhibit C. BROOKE shall provide to FACC an invoice setting forth any expenses to which it is entitled to reimbursement under this Subsection 3b and payment of the invoice amount due shall be due on or before the 20th calendar day after the date of the invoice.

c.	Third Party Fees and Expenses. Unless otherwise agreed in writing, FACC shall be responsible for fees incurred in connection with retaining any additional independent contractors, subcontractors, outside counsel, external accountant or auditors, internal audit consultants, tax consultants and tax preparers, or other third parties in connection with performing the Services. Such reasonable fees and expenses of such persons shall be paid directly by FACC or, at BROOKE’s option, paid by BROOKE and reimbursed by FACC after invoice in accordance with the reimbursement of expense provisions contained in Subsection 3b of this Agreement.

4. Events of Default by BROOKE. The following shall constitute “BROOKE Events of Default” hereunder by BROOKE:

a.	failure on the part of BROOKE duly to observe or perform in any material respect any of the covenants or agreements on the part of BROOKE set forth in this Agreement which continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to BROOKE by FACC (unless such failure is the result of FACC’s failure to observe or perform any of its obligations hereunder, in which case BROOKE’s failure shall not constitute an event of default); or

b.	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against BROOKE and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

c.	BROOKE shall consent to the appointment of a trustee, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to BROOKE or of or relating to all or substantially all of the property of BROOKE; or

d.	BROOKE shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any action in furtherance of the foregoing.

2

5. Events of Default by FACC. The following shall constitute “FACC Events of Default” hereunder by FACC:

a.	any failure by FACC to make any payment required to be made by FACC to BROOKE in accordance with Section 3 of this Agreement; or

b.	any failure on the part of FACC duly to observe or perform in any material respect any other of the covenants or agreements on the part of FACC set forth in this Agreement or any governing document by and between FACC and BROOKE for the transactions being serviced which continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to FACC by BROOKE; or

c.	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against FACC and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

d.	FACC shall consent to the appointment of a trustee, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to FACC or of or relating to all or substantially all of the property of FACC; or

e.	FACC shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any action in furtherance of the foregoing.

6. Remedies.

a.	Remedies of FACC. If a BROOKE Event of Default shall occur, FACC (i) may terminate this Agreement by giving not less than ten (10) days prior written notice to BROOKE, and (ii) shall be entitled to any and all other rights and remedies under law or in equity.

b.	Remedies of BROOKE. If a FACC Event of Default shall occur, BROOKE (i) may terminate this Agreement and any further obligations hereunder by giving not less than ten (10) days prior written notice to FACC, and (ii) shall be entitled to any and all other rights and remedies under law or in equity.

c.	Payment of Fees Upon Termination. Whether this Agreement is terminated through Section 2 or Section 6, BROOKE shall be entitled to be paid any and all fees and reimbursements which remain accrued and unpaid through the final date of the rendering of the Services. In addition, within five (5) business days after any termination, BROOKE will return any of FACC’s materials used in performing the Services at FACC’s expense. The terms and provisions of this Section 6(c) shall survive any termination of this Agreement.

d.	Limitation of Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES. Additionally, FACC acknowledges that BROOKE is merely providing a service for a fee under this

3

Agreement. Accordingly, BROOKE shall not be liable to FACC under this Agreement under any circumstances for any amounts in excess of any fees paid to BROOKE hereunder. BROOKE MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE SERVICES AND FACC SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. The terms and provisions of this Section 6(d) shall survive any termination of this Agreement.

e.	Indemnification by FACC. FACC hereby agrees to indemnify and hold BROOKE and its affiliates, officers, directors, agents and employees (collectively, the “BROOKE Indemnitees”) harmless from and against any and all liabilities, losses, damages, expenses, fines and penalties of any kind, including reasonable attorneys’ fees and disbursements, incurred by the Brooke Indemnities as a result of any claim made against any of the Brooke Indemnitees by any third party arising out of provision of the Services (except to the extent, and only to the extent, of BROOKE’s liability to FACC provided in Subsection 6(d) above).

7. Notices. No notice or other communication (other than invoices from BROOKE to FACC pursuant to Subsection 3b of this Agreement) shall be deemed given unless sent in any of the manners, and to the persons, specified in this Section. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail, (b) at noon on the date after dispatch if sent by overnight courier or (c) upon the completion of transmission (which is confirmed by telephone or by a statement generated by the transmitting machine) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

If to FACC:	First American Capital Corporation
1303 W. First American Place
Topeka, KS 66604
Attn: President
FAX: (785) 267-7079

If to BROOKE:	Brooke Corporation
10950 Grandview Drive
Suite 600
Overland Park, Kansas 66210
Attn: President
Fax: (913) 339-6328

Invoices issued by BROOKE pursuant to Subsection 3b of this Agreement shall be delivered by hand delivery, regular mail, overnight courier, facsimile transmission or email transmission.

8. Independent Contractor. In its performance and completion of the Services and any of its other duties and obligations under this Agreement, BROOKE shall at all times be deemed to be an independent contractor and nothing in this Agreement shall at any time be construed so as to create the relationship of employer and employee, principal and agent, partnership or joint venture as between BROOKE and FACC. BROOKE shall have the entire charge, control and supervision of its performance of the Services and any of its other duties and obligations under this Agreement, subject

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to the terms and provisions of this Agreement and Exhibit A hereto. Both parties acknowledge that they shall have no authority to bind the other party to any contractual or other obligation whatsoever. The performance of the Services by BROOKE or any of its affiliates shall not in any manner impair the absolute control of the business operations of FACC by the board of directors of FACC.

9. Non-Exclusivity. Nothing contained in this Agreement shall be construed to provide either party with exclusive rights. Without limitation, this Agreement shall not be construed to preclude FACC from contracting with persons or entities other than BROOKE and its affiliates to perform any of the services that constitute the Services.

10. Confidentiality. Each party (the “Receiving Party”) agrees and acknowledges that, except to the extent permitted herein, all information and data supplied by the other party (the “Disclosing Party”) regarding its matters, systems, procedures, assets, customers or operations shall be held in strict confidence at all times and the Receiving Party will not disclose or otherwise divulge any of such information to any party without the prior written consent of the Disclosing Party, provided, however, that the Receiving Party shall be authorized to disclose such information (i) to any of its directors, members, officers, employees, representatives, accountants, auditors, attorneys and agents and to any of its affiliates, subsidiaries and parents and any of their respective directors, members, officers, employees, representatives, accountants, auditors, attorneys and agents to the extent any of them have a need to know such information to perform services hereunder and only for such purpose and agree in writing to keep such information confidential (collectively referred to herein as “Receiving Party’s Representatives”); (ii) to any government agency with jurisdiction over the Receiving Party or the Receiving Party’s Representatives or the transaction contemplated herein; (iii) as may be required by law or regulation, judicial or administrative order, ruling or judgment or legal obligation to disclose (which may include, by way of example and not by way of limitation, any discovery or disclosure demands or requirements issued or arising in any judicial or administrative investigation or proceeding); (iv) if it is advised in writing by its counsel that its failure to do so would be unlawful, or (v) if failure to do so would expose the Receiving Party to loss, liability, claim or damage for which it has not been adequately indemnified to its satisfaction. The terms and provisions of this Section 10 shall survive any termination of this Agreement.

11. Governing Law. This Agreement and the respective rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Kansas, without regard to its conflicts of laws provisions.

12. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto; provided, however, that neither party shall assign this Agreement, or otherwise dispose of all or any portion of its rights, interests or obligations hereunder, to any person or entity without the prior written consent of the other party. There shall be no third party beneficiaries to this Agreement. This Agreement is not intended to confer on any person other than the parties hereto and their successors and permitted assigns any rights, obligations, remedies or liabilities.

13. Severability. If any provision of this Agreement is held to be invalid or unenforceable, then, to the extent that such invalidity or unenforceability shall not deprive either party of any material benefit intended to be provided by this Agreement, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

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14. Entire Agreement; Modification. This Agreement and the exhibits and schedules attached hereto embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, relating to said subject matter. Any exhibits to this Agreement are hereby incorporated into this Agreement in their entirety by this reference. This Agreement and the exhibits hereto may be amended, modified and/or supplemented only by the written and executed agreement of BROOKE and FACC.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which shall together constitute one and the same agreement.

16. Headings. The headings of the Sections contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

17. Waiver. All remedies available to either party for one or more breaches by the other party are and shall be deemed cumulative and may be exercised separately or concurrently without waiver of any other remedies. No party hereto shall be deemed to have waived any right, power or privilege under this Agreement unless such waiver shall have been expressed in a written instrument signed by the waiving party. The failure of any party hereto to enforce any provision of this Agreement shall in no way be construed as a waiver of such provision or a right of such party to thereafter enforce such provision or any other provision of this Agreement.

18. Construction. Unless the context of this Agreement otherwise clearly requires, (i) references in this Agreement to the plural include the singular, the singular the plural, the masculine the feminine, the feminine the masculine and the part the whole and (ii) the word “or” will not be construed as exclusive and the word “include,” “including” or similar terms shall be construed as if followed by the phrase “without being limited to.”

19. Mediation. Any issue, claim, dispute or controversy that may arise out of or in connection with, or relating to this Agreement (including exhibits and addenda) and/or the relationship of the parties, and which the parties are not able to resolve themselves by negotiation, shall be submitted to mediation in a manner agreed to by the parties. The parties agree to use mediation to attempt to resolve such issue, claim or dispute prior to filing any arbitration action, lawsuits, complaints, charges or claims. The parties will select an independent mediator agreeable to both parties. The mediator will communicate with the parties to arrange and convene the mediation process that will be most efficient, convenient and effective for both parties. The costs of the mediation and fees of the mediator will be borne equally by the parties. The parties will cooperate with the mediator in coming to a reasonable agreement on the mediation arrangements which will include the time and place for conducting the mediation, who will attend or participate in the mediation and what information and written material will be exchanged before the mediation. The mediation will be conducted in Kansas.

20. Arbitration. Any issue, claim, dispute or controversy that may arise out of, in connection with or relating to this Agreement (including exhibits and addenda) and/or the relationship of the parties, and which the parties are not able to resolve through mediation, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in a court having jurisdiction thereof. The parties agree to use arbitration to resolve any such issue, claim, dispute or controversy prior to and in lieu of filing any lawsuits, complaints, charges or claims. The costs of the arbitration and fees of the arbitrator(s) will be borne equally by the parties.

(signature page follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

FIRST AMERICAN CAPITAL CORPORATION (“FACC”)

By:
Title:

BROOKE CORPORATION (“BROOKE”)

By:	Anita Larson
Title:	President and Chief Operating Officer

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EXHIBIT A

Schedule of Services

BROOKE shall perform the following services:

Human resources services

•	Coordinate employee recruiting activities

•	Develop and maintain relationship with Internet recruiting services

•	Assist in employee relations and retention

•	Provide manager counseling and advisory services

•	Conduct employee investigations

•	Maintain personnel files

•	Assist in the design and implementation of human resources policies and procedures

•	Monitor changes in employment practices laws

•	Implement practices to reduce employment practice liability exposures

•	Investigate and work to resolve employee relation issues and complaints

•	Consult with managers regarding personnel issues

•	Design and conduct management training with respect to employment practices issues

•	Assist in evaluation and discipline process

•	Assist in termination process (e.g. exit interviews, pre and post termination consultations with management);

•	Manage and assist in preparation of job descriptions

•	Assist in compliance with applicable laws

•	Coordinate third-party training

•	Assist in preparation of employment agreements and forms

•	Provide benefit administration and communication

•	Assist in the design and selection of benefit packages and providers

•	Conduct salary surveys

•	Manage performance evaluation process

•	Manage FMLA and leave of absence policies and procedures

•	Provide workers compensation administration and OSHA reporting

Payroll Accounting

•	Payroll processing

•	Solve problems concerning payroll and enforce payroll policies.

•	Compile payroll data such as garnishments, vacation time, insurance and retirement plan deductions.

•	Administer time and attendance system for accuracy and completeness

•	Process weekly transfer of payroll data to ADP or other third-party payroll service provider

•	Provide applicable state and federal wage and hour compliance services

•	Prepare reports for management (gross payroll, hours worked, vacation accrual, tax deductions, benefit deductions, etc.)

•	Provide access to payroll service provider

•	Respond to employee questions

•	Process payroll deductions

•	Determine if vendor charges for benefits are accurate

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Legal Services

•	Assist with dispute resolution and litigation relating to employment and general corporate matters

•	Assist in the development and maintenance of FACC policies

•	Assist with problem resolution

•	Negotiate, draft, review, revise, interpret, enforce and terminate contracts

•	Coordinate responses to consumer and regulatory complaints and investigations

•	Assist with corporate governance

•	FACC and subsidiary corporate secretary services

•	Coordinate distribution of information to Board of Directors and Board Committees

•	Schedule Board and Committee meetings

•	Coordinate Board and Board Committee education

•	Maintain FACC governance books and records

•	Intellectual property assistance

•	Seek and maintain service marks and trademark registrations

•	Seek and maintain patents

•	Securities compliance

•	Coordinate and compile reports and other filings required to be filed by FACC pursuant to federal or state securities laws

•	Coordinate and prepare stock exchange listing applications and prepare reports, certifications, notices and other filings required by applicable stock exchange rules

•	Coordinate and assist directors and officers with Section 16 and other insider trading compliance

Accounting, Tax and Auditing Services

•	Consolidate subsidiary accounting information into FACC’s financial statements

•	Work with FACC’s operations personnel to get information required for accounting purposes

•	Coordinate FACC’s internal audit activities

•	Facilitate and collaborate work of consultants and others hired to assist with FACC internal audit process

•	Coordinate audit activities with external auditors

•	Facilitate and collaborate work for external auditors

•	Coordinate budget preparation

•	Coordinate preparation of income tax returns, property tax returns and other tax reports and returns by external tax professionals

•	Track fixed assets

•	Coordinate preparation of financial information for state statutory filings and SEC and any stock exchange reports and filings

•	Assist with the establishment or enhancement of processes, controls, procedures and methods pertaining to financial reporting

Risk Management Services

•	Provide or assist in procuring insurance

•	Provide information about insurance policies

Corporate Marketing Services

•	Develop, coordinate, track and release press releases

•	Develop, design and coordinate corporate identity, FACC message and public relations

•	Coordinate trademark protection, trade name protection and logo usage

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EXHIBIT B

Schedule of Fees

FACC shall pay the following fees to BROOKE:

A fee of $5,000 for each calendar month during the term of this Agreement, with each payment for a calendar month due on or before the last day of such calendar month. If the Servicing Agreement becomes effective on a day other than the first day of a calendar month, or if the Servicing Agreement terminates on a day other than the last day of a calendar month, the fee for such month shall be prorated based on the number of days in the month during which the Agreement is effective. Monthly payments shall be due and payable by FACC in accordance with this Schedule of Fees without invoice or advance notice of payment obligation from BROOKE.

EXHIBIT C

Schedule of Brooke-Paid Expenses

BROOKE shall be responsible for the following expenses:

Recruitment expenses (e.g. Career Builders, Monster.com, etc.)

Third-party administrator expenses for any employee benefit plans in which BROOKE and FACC are both employer participants

Third-party payroll processing service expenses

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Exhibit D

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

FIRST AMERICAN CAPITAL CORPORATION

The undersigned, First American Capital Corporation, a Kansas corporation (the “Corporation”), for the purpose of amending the Articles of Incorporation of the Corporation, in accordance with the General Corporation Code of Kansas, does hereby make and execute this Certificate of Amendment of Articles of Incorporation and does hereby certify that:

1. The amendment of the Articles of Incorporation proposed by the directors and adopted by the stockholders of the Corporation is as follows:

Article IV – Capital Stock

(a)	The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twenty Six Million Five Hundred Fifty Thousand (26,550,000), of which (i) 25,000,000 shares shall be denominated as voting “Common Stock” with a par value of $.01 per share, and (ii) 1,550,000 shares shall be denominated as “Preferred Stock” with a par value of $5.00 per share.

(b)	The Board of Directors is authorized to provide by resolution or resolutions for the issuance of shares of stock of any class or of any series of any class at any time and from time to time and by filing a certificate of designations in the manner prescribed under the laws of the State of Kansas, to fix (and, if no shares of stock have been issued or a class or a series of stock, amend) the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof which are not fixed by these Articles of Incorporation. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class or series) or decreased (but not below the number of shares thereof then outstanding) by filing a certificate of designations in the manner prescribed under the laws of the State of Kansas.

(c)	No holder of any of the shares of stock of the Corporation of any class shall be entitled, as a matter or right, to subscribe for, purchase, or otherwise acquire any shares of stock of the Corporation of any class which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of stock of the Corporation of any class or for the purchase of any bonds, notes, debentures, securities or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of stock of the Corporation of any class, and any and all of such shares, bonds, notes, debentures, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been re-acquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors, to such persons and other entities, and for such lawful consideration, and on such terms, as the Board of Directors, in its discretion, may determine, without first offering the same, or any part thereof, to any said holder of stock.

(d)	No outstanding share of any class of stock which is denied voting power under the provisions of the Articles of Incorporation, or by resolution or resolutions adopted by the Board of Directors pursuant to subsection (b) of this Article IV, shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of K.S.A. 17-6602(c)(2) shall otherwise require; provided, however, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

2. The said amendment has been duly adopted in accordance with the provisions of K.S.A. 17-6602.

I declare under penalty of perjury under the laws of the State of Kansas that the foregoing is true and correct.

Executed on the      day of                         , 2006.

First American Capital Corporation

By:
Name:
Title:

Exhibit E

IRREVOCABLE PROXY

1. If Brooke Corporation, a Kansas corporation (“Buyer”) breaches its covenant in the first sentence of Section 1.3(c) (a “Breach”) of the Stock Purchase and Sale Agreement (the “Purchase Agreement”) dated October 6, 2006 between Buyer and First American Capital Corporation, a Kansas corporation (“Seller”), Buyer, as holder of three million seven hundred forty-two thousand nine hundred forty-three (3,742,943) shares of common stock of Seller (the “Initial Shares”), hereby irrevocably appoints and constitutes Harland Priddle or his designee (the “Proxy Holder”), as its attorney and proxy to act in its place and stead as to all Initial Shares subject hereto as long as this Irrevocable Proxy is in effect for the sole purpose of voting the Initial Shares in favor of the Approvals (as such term is defined in the Purchase Agreement). Upon the occurrence of the Breach, the Proxy Holder shall have full power of substitution.

2. In compliance with applicable law, this Irrevocable Proxy is irrevocable and coupled with an interest and executed in consideration of the Purchase Agreement.

3. This Proxy shall terminate upon the earlier of: (i) the filing and effectiveness of the Amendments with the Kansas Secretary of State; (ii) the termination of the Purchase Agreement prior to Closing in accordance with its terms; or (iii) the longest period permitted under the laws applicable to this Irrevocable Proxy. In the event this Irrevocable Proxy shall terminate by operation of law or otherwise prior to the occurrence of the event described in part (i) or (ii) above, then Buyer agrees to immediately execute and deliver to the Proxy Holder a new proxy substantially similar to this Irrevocable Proxy, so long as the execution and delivery of such new proxy is not prohibited by or in violation of applicable law.

4. In the event of a dispute or controversy arising out of or relating to this Irrevocable Proxy, or performance hereof, the Proxy Holder shall be entitled to act as the Buyer’s attorney and proxy to act in its place and stead as to all Initial Shares subject hereto for the purpose of voting the Initial Shares in favor of the Approvals pursuant to this Irrevocable Proxy during the pendency of such dispute. The prevailing party in any litigation or proceeding pertaining to this Irrevocable Proxy shall be entitled to reasonable attorney’s fees actually incurred, together with costs of the litigation including expert witness fees, if any.

5. This Irrevocable Proxy may be executed in one or more counterparts, each of which shall constitute an original document, but all of which together shall be one and the same Irrevocable Proxy.

*****

BROOKE CORPORATION

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

Harland Priddle

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Exhibit F

IRREVOCABLE PROXY

1. The undersigned, being the holder of the number of shares of common stock of First American Capital Corporation (the “Seller”) set forth on the signature page hereto (the “Shares”), pursuant to Section 1.3(c) of the Stock Purchase and Sale Agreement (the “Purchase Agreement”) dated October 6, 2006 between Brooke Corporation, a Kansas Corporation (“Buyer”) and Seller, hereby irrevocably appoints and constitutes Buyer or its designee (the “Proxy Holder”), as its attorney and proxy to act in its place and stead as to all Shares subject hereto as long as this Irrevocable Proxy is in effect for the sole purpose of voting the Shares in favor of the Approvals (as such term is defined in the Purchase Agreement). The Proxy Holder shall have full power of substitution.

2. In compliance with applicable law, this Irrevocable Proxy is irrevocable and coupled with an interest and executed in consideration of the Purchase Agreement.

3. This Proxy shall terminate upon the earlier of: (i) the filing and effectiveness of the Amendments with the Kansas Secretary of State; (ii) the termination of the Purchase Agreement prior to Closing in accordance with its terms; or (iii) the longest period permitted under the laws applicable to this Irrevocable Proxy. In the event this Irrevocable Proxy shall terminate by operation of law or otherwise prior to the occurrence of the event described in part (i) or (ii) above, then the undersigned agrees to immediately execute and deliver to the Proxy Holder a new proxy substantially similar to this Irrevocable Proxy, so long as the execution and delivery of such new proxy is not prohibited by or in violation of applicable law.

4. In the event of a dispute or controversy arising out of or relating to this Irrevocable Proxy, or performance hereof, the Proxy Holder shall be entitled to act as the undersigned’s attorney and proxy to act in its place and stead as to all Shares subject hereto for the purpose of voting the Shares in favor of the Approvals pursuant to this Irrevocable Proxy during the pendency of such dispute. The prevailing party in any litigation or proceeding pertaining to this Irrevocable Proxy shall be entitled to reasonable attorney’s fees actually incurred, together with costs of the litigation including expert witness fees, if any.

5. This Irrevocable Proxy may be executed in one or more counterparts, each of which shall constitute an original document, but all of which together shall be one and the same Irrevocable Proxy.

*****

Printed Name:

Shares subject to this Irrevocable Proxy:

AGREED AND ACKNOWLEDGED:

BROOKE CORPORATION

By:
Printed Name:
Title:

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Exhibit G

CHARTER OF THE INDEPENDENT DIRECTORS COMMITTEE

OF THE BOARD OF DIRECTORS OF

FIRST AMERICAN CAPITAL CORPORATION

                    , 2006

I.	Statement of Policy

This Charter specifies the scope of the authority and responsibilities of the Independent Directors Committee (the “Committee”) of the Board of Directors (the “Board”) of First American Capital Corporation (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The purpose of the Committee is, for a transitory time period, to review for fairness to the shareholders of the Company other than Brooke Corporation, and, approve or disapprove transactions between the Company or any of its affiliates and Brooke Corporation or any of its affiliates (collectively, “Brooke”).

This Charter shall become effective only on the date that Brooke Corporation becomes the owner of a majority of the issued and outstanding capital stock of the Company (the “Effective Date”) and shall automatically and immediately terminate on the date that is the earlier of (1) the third anniversary of the Effective Date or (2) the effective date of any listing on the American Stock Exchange or the Nasdaq Capital Market of the Company’s common stock.

II.	Authority and Responsibility

In furtherance of its purpose, the Committee has full and sole authority and responsibility, other than with respect to those matters that must be approved by the shareholders of the Company, to approve or disapprove:

•	Any decisions of the Company relating to rights against Brooke arising under or in connection with that certain Stock Purchase and Sale Agreement dated October 6, 2006 (the “Agreement”);

•	Any issuance or grant of common shares, preferred stock or other equity securities, options, warrants, debt, convertible debt, debt or any other security or obligation to Brooke, except for the Initial Shares, the Warrant, and the Warrant Shares (all as defined in the Agreement);

•	Any amendments to the articles of incorporation or bylaws of the Company;

•	Any amendments or waivers by the Company of provisions of the Brokerage Agreement (as defined in the Agreement) between CJD & Associates, L.L.C. and First Life Brokerage, Inc., and any decisions on the part of the Company to terminate, renew, or extend the Brokerage Agreement or to pursue rights of the Company thereunder;

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•	Any amendments or waivers by the Company of provisions of the Shared Services Agreement (as defined in the Agreement) between Brooke and the Company and any decisions on the part of the Company to terminate, renew, or extend the Shared Services Agreement or to pursue rights of the Company thereunder;

•	Any amendments, waivers, or other modifications of the capital plan (attached as Exhibit G to the Agreement) of the Company;

•	Any terms or conditions relating to the Dutch Auction Tender Offer which are not specified by and are inconsistent with Exhibit H of the Agreement;

•	Any other actions or decisions to be taken or made by the Committee pursuant to the terms of the Agreement, or pursuant to any other agreement or document executed or arising pursuant thereto, including without limitation the provisions of Section 1.8 of the Agreement;

•	Any other transactions, agreements, or relationships between the Company or its affiliates on one hand and Brooke on the other hand, including, but not limited to, the sale or transfer of any business or other assets, but specifically excluding (i) transactions executed or options exercised pursuant to the Warrant, Brokerage Agreement, or Shared Services Agreement; (ii) agreements by which Brooke or any of its franchisees sell life insurance products of any affiliate of the Company and any transactions executed pursuant to any such agreements, the appointment of any past or current employees, officers or directors of Brooke to positions as employees, officers, directors or independent contractors of the Company or any of its subsidiaries (and any agreements with such employees, officers or directors of Brooke), and the appointment of any past or present employees, officers or directors of the Company to positions as employees, officers, directors or independent contractors of Brooke (and any agreement with such employees, officers or directors of the Company), in each such case so long as such agreements or appointments are on commercially reasonable terms; and (iii) any transaction not expected to result in annual revenues or expenses for either Brooke or the Company (or any of its subsidiaries) in excess of $50,000 individually, or in any series of related transactions;

•	The following major corporate transactions involving the Company or its affiliates that are subject to the approval of the Board of the Company or the applicable board of directors of its affiliates: (1) the sale or other transfer of all or substantially all of the stock of the Company or any subsidiary or a controlling interest therein (other than pursuant to the terms of the Agreement), (2) the sale or other transfer of all or any substantial part of the assets or business of the Company or any subsidiary of the Company, other than transfers to a direct or

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indirect wholly-owned subsidiary of the Company; and (3) mergers, reorganizations, consolidations or liquidations or recapitalizations involving the Company or any of its subsidiaries, provided that, consistent with the purpose of the Committee, approval of the Committee is not required for any sale or other transfer of stock, sale or transfer of assets, merger, reorganization, or consolidation, in each case involving one or more unaffiliated third parties, and in which Brooke receives the same per share financial benefit or loss, dilution or other effect as each of the other shareholders of the Company;

•	Subject to the exceptions specifically set forth above, without the prior approval of a majority of the members of the Committee in accordance with this Charter, the Company shall not enter into any agreement or consummate any of the matters set forth above and any actions in contravention hereof shall be void and ultra vires.

III.	Organization and Membership Requirements

•	The Committee shall be comprised of three (3) or more directors selected by the Board who are deemed to be “independent” as that term is defined in the listing rules of any stock exchange on which the Company’s stock is listed, or, in the absence of any such listing, the listing rules of either the American Stock Exchange or the Nasdaq Capital Market.

•	The Committee members shall serve for so long as they are directors or until their successors are duly elected and qualified or their earlier resignation or removal, provided that any member of the Committee may be replaced by the Board at any time by any director that is “independent” as that term is defined in the applicable stock exchange listing rules.

•	Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman of the Committee by majority vote of the full Committee membership.

•	The Committee may from time to time by a majority vote delegate its duties or responsibilities, as specified in this Charter, to subcommittees or to one member of the Committee.

IV.	Committee Authority to Investigate and Duties

The Committee shall have the authority to:

•	At its sole discretion, obtain an opinion from an investment bank of national reputation selected by the Committee, the reasonable costs of which shall be paid for by Brooke, that any transaction as to which it has approval authority and responsibility under this Charter is entirely fair to the shareholders of the Company other than Brooke after full due diligence by such investment bank, provided that the Committee shall use its reasonable best efforts to keep the fees and expenses related to such opinion reasonable.

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•	As deemed appropriate by the Committee, engage and obtain advice or assistance of other consultants, legal counsel, accounting or other advisors selected by the Committee, the reasonable cost of which shall be paid for by the Company, to perform or assist in the performance of the Committee’s duties hereunder, and to determine the terms, costs and fees for such engagements, provided that the Committee shall use its reasonable best efforts to keep the terms, costs and fees related to any such engagements reasonable.

•	Conduct any investigation appropriate to fulfilling its responsibilities.

•	Contact any Company employee.

•	Access the Company’s books and records.

The Committee shall:

•	Perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as are assigned by the Board.

•	Orient new Committee members to its practices and procedures.

•	Make regular reports to the Board regarding the Committee’s activities.

•	Review and reassess the adequacy of this Charter as appropriate and recommend proposed changes to the Board for approval.

•	Review and evaluate the Committee’s own performance on an annual basis.

V.	Meetings

•	The Committee shall meet as often as it deems necessary to perform its duties under this Charter.

•	The Committee shall record and maintain written minutes of its meetings that shall be filed with the minutes of the meetings of the Board.

•	The Committee shall also record its summaries of recommendations to the Board in written form, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

•	The Committee shall meet privately in executive session, unless all members of the Committee otherwise consent in writing; provided, however, that the Committee may ask representatives of Company management, directors who are not Committee members, or others to attend meetings and to provide pertinent information as necessary and such individuals shall comply with such requests.

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VI.	Publication of Charter

This Charter shall be posted on the Company’s website if and when required by applicable laws, regulations, or stock exchange listing standards.

VII.	Directors’ Liability Insurance

Each member of the Committee shall be covered by directors’ and officers’ liability insurance coverage covering the officers and directors of the Company and the activities of the members of this Committee as such for so long as coverage is continuously provided for such member as a member of the Board.

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Exhibit H

MODIFIED DUTCH AUCTION TENDER OFFER STRUCTURE

FACC will make a tender offer in compliance with the Securities Exchange Act of 1934 and any other applicable laws to repurchase an aggregate of at least $500,000 of shares of the common stock of FACC at prices of not more than $1.72 per share on the following terms. The holders of the shares will be invited to choose a price at which they are willing into to sell some or all of the shares that they own for repurchase by FACC.

FACC will accept for purchase the shares with the lowest offering price first, up to the price level at which the product of the number of all such shares to be purchased multiplied by the highest offering price at which shares are accepted first equals or exceeds $500,000 (the “Purchase Price”). Securities and Exchange Commission (“SEC”) rules require that all shares be purchased for the same price. Therefore, if the number of shares offered at or below the highest offering price accepted by FACC multiplied by the highest offering price accepted exceeds $500,000, and if FACC elects not to purchase all the shares offered at or below the highest offering price accepted by FACC, the shares purchased will be subject to proration according to SEC rules and regulations. The offer is not contingent on any minimum number of shares being tendered.

Legal expenses for the preparation of the tender offer documents, filing and review thereof with the Securities and Exchange Commission, and compliance with other legal requirements are projected at $50,000. If the actual expenses exceed that amount, then the excess of those expenses will reduce the aggregate amount that FACC is obligated to pay in repurchasing its stock in the tender offer.

For purposes of example only, if the legal costs do not exceed $50,000 and if:

•	100,000 shares are tendered at $0.50;

•	200,000 shares are tendered at $0.75;

•	300,000 shares are tendered at $1.00;

•	400,000 shares are tendered at $1.50.

then the purchase price would be $1.00. At that price:

•	500,000 (5/6) of the shares tendered at $1.00 or less would be purchased at $1.00 and the rest would not be purchased, subject to applicable proration rules and the reserved ability of the issuer to accept all of these shares for purchase.

•	None of the shares tendered at $1.50 will be purchased in the offering.